                                    CORRECTED
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                                 PREFERRED STOCK
                                       OF
                           RANGE RESOURCES CORPORATION

                                  Designated As

            $2.03 Convertible Exchangeable Preferred Stock, Series D

                                ----------------

                        Pursuant to Section 103(f) of the
                General Corporation Law of the State of Delaware

                                ----------------

         Range Resources Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

         1. The name of the corporation is Range Resources Corporation.

         2. That a Certificate of Designations designating the $2.03 Convertible Exchangeable Preferred Stock, Series D (the "Series D Stock") that was filed at 11 a.m. on October 10, 2000 contains an error in that part of the second full sentence of Section 3(a) was inadvertently dropped.

         3. That no shares of the Series D Stock have been issued.

         4. That the corrected Certificate of Designations, in its entirety, is as follows:

         The undersigned DO HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Range Resources Corporation, a Delaware corporation (the "Corporation"), at a meeting duly convened and held, at which a quorum was present and acting throughout:

         "RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, the issuance of a series of preferred stock, $1.00 par value per share, of the Corporation which shall consist of 725,075 shares of preferred stock be, and the same hereby is, authorized; and the President and Secretary or Assistant Secretary of the Corporation be, and they hereby are, authorized and directed to execute and file with the Secretary of State of the State of Delaware the Certificate of Designations of Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Company's Preferred Stock), as follows:

         1. NUMBER OF SHARES; DESIGNATION. A total of 725,075 shares of Preferred Stock, par value $1.00 per share, of the Corporation are hereby designated as $2.03 Convertible Exchangeable Preferred Stock, Series D (the "Series"). The number of authorized shares of the Series may be reduced by the Board of Directors of the Corporation by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL") stating that the reduction has been so authorized. In addition, the number of authorized shares of the Series may be increased by the Board of Directors of the Corporation, but it shall be a condition to the issuance of any additional shares of the Series so authorized that such shares be registered under the Securities Act of 1933, as amended, and admitted to trading on the Private Offerings, Resale and Trading through Automated Linkages ("Portal") Market, if the shares of the Series are then listed on Portal, or listed on the Nasdaq Stock Market or other national securities exchange on which shares of the Series may then be listed.

         2. RANK. The Series shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, rank (a) senior and prior to (i) the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") , and
(ii) any series of preferred stock of the Corporation which is stated to be junior to the Series with respect to the payment of dividends or redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all shares identified in this clause (a) which are junior to the shares of the Series with respect to the payment of dividends are hereinafter referred to as "Junior Dividend Shares" and all shares identified in this clause (a) which are junior to the shares of the Series with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation being hereinafter referred to as "Junior Liquidation Shares"); (b) pari passu with (i) the Corporation's issued and outstanding shares of 7 1/2% Cumulative Convertible Exchangeable Preferred Stock Series A, 7 1/2% Cumulative Convertible Exchangeable Preferred Stock Series B (collectively, the "Existing Preferred Shares"), (ii) the $2.03 Convertible Exchangeable Preferred Stock, Series C (the "Series C") (iii) any additional series of convertible preferred stock that may in the future be issued by the Corporation, except and to the extent any such convertible preferred stock is stated to be junior to the series in the related Certificate of Designations or amendment to the Company's Certificate of Incorporation and (iv) any Series of preferred stock that is not convertible for other securities of the Corporation but only to the extent such preferred stock is stated to be pari passu with the Series in the related Certificate of Designations or amendments to the Corporation's Certificate of Incorporation (all shares identified in this clause
(b) which are pari passu with the shares of the Series with respect to the payment of dividends are hereinafter referred to as "Parity Dividend Shares" and all shares identified in this clause (b) which are pari passu with the shares of the Series with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation being hereinafter referred to as "Parity Liquidation Shares"); and (c) junior and subordinate to any additional series of preferred stock which may in the future be issued by the Corporation that is not convertible for other securities of the Corporation, except and to the extent any such non-convertible preferred stock is stated to be junior to or pari passu with the Series in the related Certificate of Designations or amendment to the Company's Certificate of Incorporation (all


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


shares identified in this clause (c) which are senior to the shares of the Series with respect to the payment of dividends are hereinafter referred to as "Senior Dividend Shares" and all shares identified in this clause (c) which are senior to the shares of the Series with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation being hereinafter referred to as "Senior Liquidation Shares").

         3. DIVIDENDS.

         (a) The dividend rate on shares of the Series shall be $2.03 per share per annum. Dividends on shares of the Series shall be fully cumulative, accruing, without interest, from the day after the most recent Dividend Payment Date (as defined below), or if no such Dividend Payment Date has yet occurred, from October 1, 2000, and shall be payable quarterly in arrears, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends or by the issuance of additional fully paid and nonassessable whole shares of Common Stock pursuant to Section 3(b) (the "Additional Shares"), on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2000 (the "Dividend Payment Dates"), except that if such date is not a business day then the dividend shall be payable on the first immediately succeeding business day (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in New York, New York) (each such period being hereinafter referred to as a "Quarterly Dividend Period"). Each dividend shall be paid to the holders of record of shares of the Series as they appear on the stock register of the Corporation on the record date, not less than 10 or more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends payable for each Quarterly Dividend Period shall be computed by dividing the annual dividend by four (rounded to the nearest cent). Dividends payable for any partial Quarterly Dividend Period shall be computed on the basis of 360-day year of twelve 30-day months. Dividends on account of arrearages for any past Quarterly Dividend Period may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. No interest shall be payable with respect to any dividend payment that may be in arrears. Holders of Shares of the Series called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment on the date fixed for redemption, together with all other accrued and unpaid dividends to the date fixed for redemption. The holders of shares of the Series shall be not be entitled to any dividends except as provided for in this paragraph 3.

         (b) At the option of the Company, dividends, when declared by the Board of Directors, may be paid in whole or in part, by the issuance of Additional Shares instead of in cash, to the extent authorized but unissued shares of Common Stock are legally available therefor, in respect of any and all Dividend Payment Dates. If a dividend is to be paid in Additional Shares, the number of Additional Shares to be issued in payment of the dividend with respect to each outstanding share of the Series shall be determined by dividing (a) the amount of the accumulated dividend payable to each registered holder of shares of the Series on the basis of all shares held of record by such holder as of the record date for such dividend, whether evidenced by one or more certificates, by (b) the average of the Current Market Price as of the three (3) most recent trading days prior to the Dividend Payment Date, and multiplying the result thereof by 1.05. Any partial shares shall be paid in cash by the Company, and upon payment in Additional Shares as herein provided, the dividend shall be deemed paid in full and shall not accumulate. The payment in Common Stock option set forth in this paragraph 3(b) shall expire after December 31, 2001.

         (c) No dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set aside for payment for all accrued dividends with respect to the Series through the most repeat Quarterly Dividend Period ending on or prior to the date of payment, or setting apart for payment, of such dividends on such Parity Dividend Shares. Unless dividends accrued and payable but unpaid on shares of the Series and any Parity Dividend Shares at the time outstanding have been paid in full, all dividends declared by the Corporation upon shares of the Series or Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of any dividends declared on shares of the Series and the Parity Dividend Shares shall in all cases bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends on shares of the Series and the other Parity Dividend Shares, respectively, bear to each other.

         (d) If at any time the Corporation has failed to pay or set apart for payment all accrued dividends on any shares of the Series through the then most recent Quarterly Dividend Period, the Corporation shall not, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to:

             (i) declare or pay or set aside for payment any dividend or other distribution on or with respect to any Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares which are both Junior Dividend Shares and Junior Liquidation Shares); or

             (ii) redeem, purchase or otherwise acquire, or set apart money for a sinking or other analogous fund for the redemption, purchase or other acquisition of, any shares of same Series (unless all of the shares of the Series are concurrently redeemed), Parity Dividend Shares, Junior Dividend Shares, Parity Liquidation Shares or Junior Liquidation Shares for any consideration (except by conversion into or exchange for shares which are both Junior Liquidation Shares and Junior Dividend Shares)


unless, in each such case, all dividends accrued on shares of the Series through the most recent Quarterly Dividend Period and on any Parity Dividend Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof set aside for such payment.


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

         (e) Any reference to "distribution" contained in this paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.


         4. LIQUIDATION.

         (a) The liquidation value of Shares of the Series, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, shall be $25.00 per share, plus an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the payment date (such aggregate amount being hereinafter referred to as the "Liquidation Amount").

         (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of the Series (i) shall not be entitled to receive the liquidation value of the shares held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full and (ii) shall be entitled to receive the liquidation value of such shares held by them in preference to and in priority over any distributions upon the Junior Liquidation Shares. Upon payment in full of the liquidation value to which the holders of shares of the Series are entitled, the holders of shares of the Series will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation value payable to the holders of shares of the Series and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the holders of shares of the Series and the holders of Parity Liquidation Shares are entitled were paid in full.

         (c) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation assets for cash or securities or other property shall be considered a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph 4.

         (d) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of shares of the Series at their respective addresses as the same shall appear on the books of the transfer agent with respect to the Series.

         5. OPTIONAL REDEMPTIONS FOR CASH.

(a) The shares of the Series are not redeemable by the Corporation prior to November 1, 2000. Subject to the restrictions in paragraph 3 above, shares of the Series will be redeemable at the option of the Corporation, in whole or in part, from and after November 1, 2000 at the following redemption prices per share:


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

          DURING THE 12-MONTH PERIOD
             COMMENCING NOVEMBER 1.                       REDEMPTION PRICE
             ----------------------                       ----------------

                     2000                                      $25.75
                     2001                                      $25.50
                     2002                                      $25.25
                     2003 and thereafter                       $25.00

in each case, together with an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the redemption date. The redemption price set forth above shall be paid in immediately available funds.

         (b) Not less than 30 nor more than 60 days prior to the date fixed for any redemption of share of the Series pursuant to this paragraph 5, a notice specifying the time and place of the redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of the Series to be redeemed at their respective addresses as the same shall appear on the books of the transfer agent for the Series, calling upon each holder of record to surrender to the Corporation at such place as shall be designated in such notice on the redemption date such holder's certificate or certificates presenting the number of shares specified in the notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date, each holder of shares of the Series to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon the redemption price of the shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued to the holder representing the unredeemed shares of the Series.

         (c) If a notice of redemption has been given pursuant to this paragraph 5 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of the Series so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the Series to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the


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holders of such shares so called for redemption shall look only to the general finds of the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

         (d) If a notice of redemption has been given pursuant to this paragraph 5, and any holder of shares of the Series shall, prior to the close of business on the date fixed for redemption, give written notice to the Corporation pursuant to paragraph 7 or 11 below of the conversion of any or all of the shares to be redeemed held by the holder, then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph 7 or 11 below, whereupon any funds deposited by the Corporation, or on its behalf, with a payment agent or segregated and held in trust by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph 7 or 11 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

         (e) In every case of redemption of less than all of the outstanding shares of the Series pursuant to this paragraph 5, the shares to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors of the Corporation, provided that only whole shares shall be selected for redemption. Notwithstanding the foregoing, the Corporation shall not redeem any of the shares of the Series at any time outstanding until all dividends accrued and in arrears upon all shares of the Series then outstanding shall have been paid for all past dividend periods.

         6. NOTE EXCHANGE.

         (a) Subject to the restrictions in paragraph 5 above and paragraph 6(e) below, shares of the Series shall be exchangeable at the option of the Corporation, in whole but not in part, on any March 31, June 30, September 30 or December 31 on or after December 31, 2000 and prior to December 31, 2004 through the issuance, in redemption of and in exchange for the shares of the Series, of the Corporation's 8.125% Convertible Subordinated Notes due 2005 (the "Notes") in the manner provided in this paragraph 6. The Notes will be subject to the terms and conditions of an indenture (the "Indenture") with Computershare Investor Services, L.L.C., as Trustee, in substantially the form attached hereto as Exhibit A and incorporated by reference herein. The Notes shall be convertible into Common Stock of the Corporation at the Conversion Price (as determined pursuant to paragraph 7 below) applicable to the Series at the time of exchange, subject to further adjustment as provided in the Indenture. If, for any reason, prior to the execution and delivery of the Indenture, either the Corporation or Computershare Investor Services, L.L.C. does not desire that Computershare Investor Services, L.L.C. act as Trustee under the Indenture, the Corporation may, in its sole discretion, appoint another entity to act as Trustee under the Indenture, provided that the other entity meets the qualification requirements to act as Trustee under the Indenture and the Trust Indenture Act of 1939, as amended.

         (b) The Notes will be issued solely in redemption of and in exchange for shares of the Series at the rate of its principal amount of Notes for each share of the Series outstanding on the Note Exchange Date (as defined in paragraph 6(c)).


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

         (c) Not less than 30 nor more than 60 days prior to the date fixed for the issue of Notes in redemption of and in exchange for shares of the Series pursuant to this paragraph 6, a notice shall be given by first class mail, postage prepaid, to the holders of record of shares of the Series at their respective addresses as the same shall appear on the books of the transfer agent for the Series, specifying the effective date of the exchange for the Notes (the "Note Exchange Date") and the place where certificates for shares of the Series are to be surrendered for Notes and stating that dividends on shares of the Series will cease to accrue on the Note Exchange Date. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption and exchange with respect to any other holder. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

         (d) If notice of redemption and exchange has been given pursuant to this paragraph 6 then (unless the Corporation shall default in issuing Notes in redemption of and in exchange for shares of the Series or shall fail to pay or set aside accrued and unpaid dividends on shares of the Series as provided in paragraph 6(e) and notwithstanding that any certificates for shares of the Series have not been surrendered for exchange), on the Note Exchange Date, the holders of such shares shall cease to be stockholders with respect to the shares and shall have no interest in or claims against the Corporation by virtue thereof (except the right to receive Notes in exchange therefor and such accrued and unpaid dividends thereon to the Note Exchange Date), shall have no voting, conversion or other rights with respect to such shares, and the shares of the Series shall no longer be outstanding. Upon the surrender (and endorsement, if required by the Corporation) of the certificates for shares of the Series in accordance with such notice, such certificates shall be exchanged for Notes and such accrued and unpaid dividends in accordance with this paragraph 6. If notice of redemption and exchange has been given pursuant to this paragraph 6 and any holder of shares of the Series shall, prior to the close of business on the Note Exchange Date, gives written notice to the Corporation pursuant to paragraph 7 or 11 below of the conversion of any or all of the shares to be redeemed and exchanged held by the holder, then the redemption and exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in paragraph 7 or 11 below, whereupon any funds deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the redemption and exchange of such shares shall, subject to any right of the holder of the shares to receive the dividend payable thereon (as provided in paragraph 7 or 11 below) immediately upon the conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

         (e) Prior to giving notice of intention to exchange, the Corporation and the Trustee shall execute and deliver the Indenture, with such changes therein as may be required by law, Nasdaq National Market rule or the rules of any securities exchange on which the Notes are to be listed. The Corporation will cause the Notes to be authenticated on or before the Note Exchange Date. Additionally, prior to giving notice of intention to exchange the Corporation shall (i) register the Notes for trading through the Depository Trust Company,
(ii) list the Notes for inclusion in the principal trading market in which the shares of the Series were trading immediately prior to such exchange, and (iii) arrange for the qualification of the Notes under applicable securities and blue sky laws, to the extent necessary under such laws. If on the Note Exchange Date the Corporation has failed to pay or set aside, separate and apart from its other


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

funds, in trust for the pro rata benefit of the holders of shares of the Series, all dividends accrued and unpaid on the shares of the Series to the Note Exchange Date then no shares of the Series shall be redeemed or exchanged for Notes.

         7. CONVERSION.

         (a) Holders of shares of the Series will have the right, exercisable at any time prior to redemption or exchange of such shares (as described in paragraphs 5 or 6 above), to convert shares of the Series into shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) at the conversion price of $9.50, subject to adjustment as described below (the "Conversion Price"). The number of shares of Common Stock into which each share of the Series shall be convertible shall be determined by dividing the Liquidation Preference of such share by the Conversion Price then in effect. In the case of shares of the Series called for redemption or to be exchanged for the Notes, conversion rights will expire at the close of business on the redemption date or the Note Exchange Date, as the case may be. No payment or adjustment for accrued dividends on the shares of the Series is to be made on conversion, but holders of record of shares of the Series on a record date fixed for the payment of a dividend on such shares shall be entitled to receive the divided notwithstanding the conversion of the shares prior to the dividend payment date. A share of the Series may not be converted in part.

         (b) In order to exercise the conversion right, the holder of each share of the Series to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent for the Series in New York, New York, and shall give written notice to the Corporation in the form set forth on the reverse of the stock certificates for the shares of the Series that such holder elects to convert the shares represented by such certificate or a portion thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for the shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by funds in an amount sufficient to pay any transfer or similar tax required by the provisions of paragraph 7(e) below. Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Series is registered, be duly endorsed by, or be accompanied by instruments of transfer (in each case, in form reasonably satisfactory to the Corporation), duly executed by the holder or such holder's duly authorized attorney-in-fact.

         (c) As promptly as practicable after the surrender of certificates for shares of the Series for conversion and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of the Series in accordance with the provisions of this paragraph 7, and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in paragraph 7(d) below. Each conversion with respect to any shares of the Series shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the Series shall have been surrendered (accompanied by the funds, if any, required by paragraph 7(e) below) and such notice shall have been received by the Corporation as aforesaid, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be the record holder or holder of such Common Stock upon that date.

         (d) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series. If more than one share of the Series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series so surrendered. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of the Series, the Corporation shall pay a cash adjustment in respect to such fraction in an amount equal to the same fraction of the Current Market Price (as defined in paragraph 12 below) of the Common Stock at the close of business on the day of conversion.

         (e) If a holder converts shares of the Series, the Corporation shall pay any and all documentary, stamp or similar issue or transfer tax payable in respect of the issue or delivery of the shares of the Series (or any other securities issued on account thereof pursuant hereto) or Common Stock upon the conversion; provided, however, the Corporation shall not be required to pay any such tax that may be payable because any such shares are issued in a name other than the name of the holder.

         (f) The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the outstanding shares of the Series. The Corporation shall from time to time, in accordance with the GCL, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of the Series at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of shares of the Series hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued upon conversion, the Corporation shall in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved. All shares of Common Stock delivered upon conversion of the shares of the Series will, upon delivery, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

         (g) The Conversion Price shall be subject to adjustment from time to time as follows:

             (i) In the event that the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock,
         (B) split or subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) issue any shares of Capital Stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of each share of the Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share of the Series been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(g)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in paragraph 7(k) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

             (ii) In the event that the Corporation shall commit to issue or distribute Capital Stock or issue rights, warrants or options entitling the holder thereof to subscribe for or purchase Capital Stock at a price per share less than the Current Market Price per share on the earliest of (i) the date the Corporation shall enter into a firm contract for such issuance or distribution, (ii) the record date for the determination of stockholders entitled to receive any such rights, warrants or options, if applicable, or (iii) the date of actual issuance or distribution of any such Capital Stock or rights, warrants or options, (provided that the issuance of Capital Stock upon the exercise of warrants or options will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such warrant or option was issued), then the Conversion Price in effect immediately prior to such earliest date shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such earliest date by:

                  (x) if such Capital Stock is Common Stock, the fraction whose numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (such amount, with respect to any such rights, warrants or options, determined by multiplying the total number of shares subject thereto by the exercise price of such rights, warrants or options and dividing the product so obtained by the Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock to be issued or distributed or receivable upon exercise of any such warrant, right or option; or

                  (y) if such Capital Stock is other than Common Stock, the
             fraction whose numerator shall be the Current Market Price per share of Common Stock on such date minus an amount equal to (A) the sum of (I) the Current Market Price per share of such class of Capital Stock multiplied by the number of shares of such class of Capital Stock to be so issued minus (II) the offering price per share of such Capital Stock multiplied by the number of shares of such class of Capital Stock to be so issued (B) divided by the number of shares of Common Stock outstanding on such date and whose denominator is the Current Market Price of the Common Stock on such date.

Such adjustment shall be made successively whenever any such Capital Stock, rights. warrants or options are issued or distributed at a price below the Current Market Price therefor as in effect on the date of issuance or distribution. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Capital Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Capital Stock so issued or distributed, there shall be taken into account any consideration received by the Corporation for such Capital Stock, rights, warrants or options, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the Trustee. If any right, warrant or option to purchase Capital Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this subsection (b), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect had the adjustment of the Conversion Price made upon the issuance of such right, warrant or option been made on the basis of offering for subscription or purchase only that number of shares of Capital Stock actually purchased upon the actual exercise of such right, warrant or option.

             (iii) In the event that the Corporation shall pay as a dividend or other distribution to holders of any class of its Capital Stock generally or to holders of any class of Capital Stock of any Subsidiary which is not wholly owned by the Corporation evidences of indebtedness or assets (including, without limitation, shares of Capital Stock, cash or other securities, but excluding dividends, rights, warrants, options and distributions for which adjustment is made as described in subsections (i) and (ii) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the Trustee) of the portion of the Capital Stock or assets or evidences of indebtedness so distributed or of such rights or warrants attributable to one share of Common Stock (the amount so attributable equaling the aggregate fair market value of such indebtedness or assets, as so determined by the Board of Directors, divided by the number of shares of Common Stock outstanding on such record date), and the denominator shall be the Current Market Price of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in paragraph 7(k) below.

             (iv) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the

         Conversion Price then in effect; provided, however, that any adjustments that by reason of this paragraph 7(g)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7(g)(iv) shall be made to the nearest cent or nearest 1/100th of a share.

             (v) Notwithstanding anything to the contrary set forth in this paragraph 7(g), no adjustment shall be made to the Conversion Price upon (A) the issuance of shares of Common Stock pursuant to any compensation or incentive plan for officers, directors, employees or consultants of the Corporation which plan has been approved by the Compensation Committee of the Board of Directors (or if there is no such committee then serving, by the majority vote of the Directors then serving who are not employees or officers of the Corporation, a 5% or greater stockholder of the Corporation or an officer, employee or Affiliate or Associate (as defined in paragraph 12) of any such 5% or greater stockholder) and, if required by law, the requisite vote of the stockholders of the Corporation (unless the exercise price thereof is changed after the date hereof other than solely by operation of the anti-dilution provisions thereof or by the Compensation Committee of the Board of Directors or, if applicable, the Board of Directors and, if required by law, the stockholders of the Corporation as provided in this clause (A)) or (B) the issuance of Common Stock upon the conversion or exercise of the Existing Preferred Shares or warrants of the Corporation outstanding on October 31, 1995 or the Series C or the Series, unless the conversion or exercise price thereof is changed after October 31, 1995 (other than solely by operation of the anti-dilution provisions thereof) or (C) the declaration, setting aside or payment of dividends for payment to the Shares, any Parity Dividend Shares or Senior Dividend Shares in accordance with paragraph 3 or (D) after giving effect to the payment or setting aside of any dividends previously or concurrently declared with respect to the Shares, any Parity Dividend Shares or Senior Dividend Shares, the declaration, setting aside or payment of dividends solely out of the retained earnings of the Corporation.

             (vi) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time in the discretion of the Board of Directors. A voluntary reduction of the Conversion Price does not change or adjust the conversion price otherwise in effect for purposes of this paragraph 7(g).

             (vii) In the event that, at any time as a result of an adjustment made pursuant to paragraph 7(g)(i) through 7(g)(iii) above, the holder of any share of the Series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than Shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of the Series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs 7(g)(i) through 7(g)(v) above, and the other provisions of this paragraph 7(g)(vii) with respect to the Common Stock shall apply on like terms to any such other shares.

         (h) In case of any reclassification of the Common Stock (other than in a transaction to which paragraph 7(g)(i) applies), any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of the Series then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of the Series might have been converted immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. As a condition to any such transaction, the Corporation, the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(h) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

             (i) If:

             (i) the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to paragraph 7(g); or

             (ii) the Corporation shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

             (iii) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

             (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, except as provided otherwise in paragraph 11, the Corporation shall cause to be filed with the transfer agent for the Series and shall cause to be mailed to the holders of shares of the Series at their addresses as shown on the books of the transfer agent for the Series, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings in this paragraph 7(i).

         (j) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent for the Series a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of the Series.

         (k) In any case in which paragraph 7(g) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to paragraph 7(g) occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any shares of the Series converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph 7(d).

         (l) In case the Corporation shall take any action affecting the Common Stock, other than actions described in this paragraph 7, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the holders of the shares of the Series, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action.

         (m) The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares of the Series, prior to delivery, upon each national securities exchange, the Nasdaq National Market or any similar system of automated dissemination of securities prices, if any, upon which the Common Stock is listed at the time of delivery.

         8. STATUS OF SHARES. All shares of the Series that are at any time redeemed pursuant to paragraphs 5 or 6 above or converted pursuant to paragraph 7 above or paragraph 11 below, and all shares of the Series that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall have the status of authorized but unissued shares of preferred stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

         9. VOTING RIGHTS.

         (a) GENERAL. Except as set forth below or otherwise required by law, holders of shares of the Series shall vote together with the holders of the Common Stock (and together with any other class of capital stock of the Corporation which is stated to vote with the holders of Common Stock as a class) with respect to all matters submitted to the stockholders of the Corporation for vote or consent. In connection with any right to vote or give consent, each holder of shares of the Series will have one vote for each share held; provided, however, any shares of the Series held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

         (b) DIVIDEND DEFAULTS.

             (i) If and whenever accrued dividends on the shares of the Series shall not have been paid in an aggregate amount equal to or greater than the equivalency of six quarterly dividends (whether or not consecutive) on shares of the Series, or if any class of Parity Dividend Shares or Senior Dividend Shares (together with the Series, but excluding the Existing Preferred Shares, the "Preferred Class") shall become entitled to elect directors to the Corporation's Board of Directors based upon actual missed and unpaid dividends, then upon such event, without the requirement of any additional action by the Board of Directors or stockholders of the Corporation, the number of directors constituting the Board of Directors of the Corporation shall automatically be increased by the number of directorships equal to one-half of the number of directorships constituting the whole Board of Directors of the Corporation immediately prior to such event (rounded upwards in the event of a fraction), but by not less than three, and the holders of shares of the Preferred Class, voting together as a single class, shall be entitled to elect the directors to fill the resulting vacancies on the Board of Directors; provided, however, that there shall be counted as directors elected by the Preferred Class up to two directors elected by the Existing Preferred Shares pursuant to the terms of the Certificates of Designations related thereto. At elections for such directors, each holder of shares of the Preferred Class shall be entitled to one vote for each share of the Preferred Class held. Such right to vote as a single class to elect directors shall, when vested, continue until all dividends in default on the shares of the Preferred Class shall have been paid in full and, when so paid, such right to elect directors separately as a class shall cease, subject to the same provisions for the vesting of such right to elect directors separately as a class in the case of future dividend defaults. If at any time after the election of directors by the Preferred Class, the holders of Existing Preferred Shares exercise their right to elect up to two directors, a special meeting shall be held to vote upon the persons who shall be the remaining directors elected by the Preferred Class.

             (ii) Whenever such voting right shall have vested, such right may be exercised initially either, at a special meeting of the holders of shares of the Preferred Class called as hereinafter provided or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the GCL.

             (iii) At any time when the voting right grained by this paragraph 9(b) shall have vested in the holders of shares of the Preferred Class entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon written request of holders of record of 10% in the aggregate, of shares of any series of preferred stock of the Corporation then outstanding, addressed to the Chief Financial Officer of the Corporation, call a special meeting of holders of shares of the Preferred Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Chief Financial Officer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after such written request is mailed to the Chief Financial Officer of the Corporation, by registered mail, addressed to the Chief Financial Officer of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of the Preferred Class then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph 9(b)(iii). Any holder of shares of the Preferred Class then outstanding that would entitled to vote at such meeting shall have access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph 9(b)(iii). Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 30 days immediately preceding the date fixed for the next annual meeting of stockholders.

             (iv) The directors elected pursuant to this paragraph 9(b) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any director elected by the holders of shares of the Preferred Class may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Preferred Class who were entitled to participate is such election of directors, voting as a special class, at a meeting called for such purpose or by a written consent as permitted by law and the Certificate of Incorporation and By-laws of the Corporation. If the office of any director elected by the holders of the shares of the Preferred Class, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of shares of the Preferred Class, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of right of the holders of the Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by holders of the Preferred Class, voting as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of powers vested in the holders of the Preferred Class shall have expired, the number of directors shall be such number as may be provided for pursuant to the By-laws of the Corporation irrespective of any increase made pursuant to the provisions of this paragraph 9(b).

             (v) So long as any shares of the Series are outstanding, the By-laws shall contain no provisions that would restrict the exercise, by the holders of shares of the Preferred Class or the Existing Preferred Shares, of the right to elect directors under the circumstances provided in paragraph 9(b)(i) above.

         (c) So long as any shares of the Series remain outstanding, the consent of the holders of at least a majority of the shares of the Series outstanding at the time, given in person or by proxy either in writing (as permitted by law and the Certificate of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

             (i) the authorization, creation or issuance, or any increase in the authorized or issued amount of any class or series of stock, or any security convertible into stock of such class of series, ranking prior to the Series as to dividends or the distribution of assets upon liquidation, dissolution or winding up, other than preferred stock which is not convertible into or exchangeable for any other securities of the Corporation;

             (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this Certificate) or the By-laws of the Corporation which would adversely affect any right, preference, privilege or voting power of the Series or of the holders thereof; provided, however, that any action permitted under the preceding clause
         (i) with respect to Preferred Stock which is not convertible into or exchangeable for any other securities of the Corporation shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

             (iii) the authorization of any reclassification of the shares of the Series; or

             (iv) make any change in the Indenture in a manner that adversely affects or would adversely affect the rights of the holders of Notes issued thereunder.

         10. MANDATORY REDEMPTION. The shares of the Series are not subject to mandatory redemption or sinking fund requirements.

         11. SPECIAL CONVERSION RIGHTS OF HOLDERS UPON CERTAIN EVENTS FOLLOWING A FUNDAMENTAL CHANGE OR A CHANGE OF CONTROL OF THE CORPORATION.

         (a) CHANGE OF CONTROL. If a Change of Control (as defined is paragraph 11(e) below) with respect to the Corporation shall occur, and if at the time of such occurrence the Current Market Price of the Common Stock is less than the Conversion Price in effect at the time of such occurrence, then each holder of shares of the Series shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Change of Control has occurred, to convert all, but not less than all, of such holder's shares of the Series into Common Stock at an adjusted Conversion Price per share equal to the Special Conversion Price. The Corporation may, at its option, in lieu of providing Common Stock upon any such special conversion, provide the holders who have elected to convert their shares under this paragraph 11(a) with cash equal to the Market Value (as defined in paragraph 11(e) below) of the Common Stock multiplied by the number of shares of Common Stock into which shares of the Series would have been convertible immediately prior to the Change of Control at an adjusted conversion price equal to the Special Conversion Price, but only if the Corporation, in its notice to holders that a Change of Control has occurred, has notified the holders of the Corporation's election to provide such holder with cash in lieu of such Common Stock; provided, however, that any such election by the Corporation shall apply to all shares of the Series for which the special conversion was elected by the holders thereof. Shares of the Series that becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible in accordance with paragraph 7 into the number of shares of Common Stock that the holders of the shares would have owned immediately after the Change of Control if the holders had converted the shares immediately before the effective date of the Change of Control.

         (b) FUNDAMENTAL CHANGE. If a Fundamental Change (as defined in paragraph 11(e) below) with respect to the Corporation shall occur, and if at the time of such occurrence the Current Market Price of the Common Stock is less than the Conversion Price in effect at the time of such occurrence, then each holder of shares of the Series shall have a special conversion right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Fundamental Change has occurred, to convert all, but not less than all, of the holder's shares into the kind and amount of cash, securities, property or other assets receivable upon the Fundamental Change by a holder of the number of shares of Common Stock into which such shares of the Series would have been convertible immediately prior to the Fundamental Change at an adjusted Conversion Price equal to the Special Conversion Price. The Corporation or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, provide the holders who have elected to convert their shares under this paragraph 11(b) with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of the Series would have been convertible immediately prior to the Fundamental Change at an adjusted Conversion Price equal to the Special Conversion Price but only if the Corporation, in its notice to holders that a Change of Control has occurred, has notified the holders of the Corporation's election to provide such holder with cash in lieu of such Common Stock; provided, however, that any such election by the Corporation shall apply to all shares of the Series for which the special conversion was elected by the holders thereof. Shares of the Series that becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible in accordance with paragraph 7 into the kind and amount of cash, securities, property or other assets that the holders of the shares would have owned immediately after the Fundamental Change if the holders had converted the shares immediately before the effective date of the Fundamental Change.


         (c) NOTICE. Within 30 days after the occurrence of a Change in Control or Fundamental Change, the Corporation shall mail to each registered holder of shares of the Series a notice of the occurrence (the "Special Conversion Notice") setting forth the following:

             (i) the event constituting the Change of Control or Fundamental Change and that such event entitles the holders of shares of the Series to the special conversion right;

             (ii) the Special Conversion Price;

             (iii) the Conversion Price then in effect under paragraph 7 and the continuing conversion rights, if any, thereunder;

             (iv) the name and address of the paying agent and conversion agent;

             (v) that the holders who elect to convert shares of the Series must satisfy the requirements of paragraph 11(d) and must exercise their conversion right within the 45 day period after the mailing of the Special Conversion Notice by the Corporation;

             (vi) the conversion date upon exercise of the applicable special conversion right;

             (vii) the exercise of such conversion right shall be irrevocable and no dividends on shares of the Series (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

             (viii) whether the Corporation (or a successor corporation, if applicable) has exercised its option to pay cash (specifying the amount thereof per share) for all shares of the Series tendered for conversion.

The Special Conversion Notice shall be given by first class mail, postage prepaid, to the holders of record of the shares of the Series at their respective addresses as the same shall appear on the books of the transfer agent for the Series. No failure of the Corporation to give the foregoing notice shall limit any holder's right to exercise the special conversion right hereunder.

         (d) EXERCISE PROCEDURES. A holder of shares of the Series must exercise a special conversion right within the 45 day period after the mailing of the Special Conversion Notice. Such right must be exercised in accordance with paragraph 7(b) to the extent the procedures therein are consistent with the provisions of this paragraph 11. Exercise of such conversion right shall be irrevocable, to the extent permitted by applicable law, and dividends on shares of the Series tendered for conversion shall cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the 45th day after the mailing of the Special Conversion Notice. In taking any action in connection with any Change of Control or Fundamental Change or related special conversion right, the Corporation will comply with all applicable federal securities laws and regulations.

         (e) DEFINITIONS. The following definitions shall apply to terms used in this paragraph 11:

             (i) a "Change of Control" with respect to the Corporation shall be deemed to have occurred at such time as any person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a group (within the meaning of Rule 13d-5 under the Exchange Act), together with any of its Affiliates or Associates (as defined in paragraph 12), is or becomes the direct or indirect beneficial owner (as defined below) of shares of capital stock of the Corporation entitled to vote in the election of directors of the Corporation under ordinary circumstances or to elect a majority of the Board of Directors of the Company. Notwithstanding the foregoing, a Change of Control will be deemed not to have occurred if (A) 85% or more of the consideration receivable by holders of shares of the Series upon conversion thereof immediately after such occurrence consists of Marketable Stock or (B) immediately after such occurrence (I) the Current Market Price of the shares of the Series or (II) the sum of the Current Market Price of any such Marketable Stock receivable upon conversion of shares of the Series plus any cash receivable upon such conversion has a value on each of the five trading days immediately after such Change of Control equal to or in excess of 105% of the Liquidation Amount. Notwithstanding the foregoing, a Change of Control will not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change.

For purposes of the foregoing definition, a person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own," any securities of the Corporation in accordance with Section 13 of the Exchange Act and the ru1es and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Securities and Exchange Commission thereunder.

             (ii) a "Fundamental Change " with respect to the Corporation means
         (A) the occurrence of any transaction or series of related transactions or event in connection with which a majority of the outstanding Common Stock of the Corporation or shares of the Series shall be exchanged for, converted into, acquired for or converted solely into the right to receive cash, securities, property, or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (B) the conveyance, sale, lease, assignment, transfer or other disposal of a majority of the Corporation's property, business or assets; provided, however, a Fundamental Change will not include any transaction or series of related transactions or events in which (x) 85% or more of the consideration (I) received by the holders of the shares of the Series directly for their shares or (II) receivable upon conversion of their shares immediately after such transaction (if their shares are not exchanged in connection with such Fundamental Change) or upon the conversion or exchange immediately after such transaction of any convertible or exchangeable securities received directly for their shares (if their shares are exchanged in connection with such Fundamental Change) consists of Marketable Stock or (B) immediately after the consummation of such transaction (I) the Current Market Price of the shares of the Series (if such shares are not exchanged in connection with such Fundamental Change), (II) the sum of the Current Market Price of any securities for which such shares are exchanged plus any cash received in connection with such exchange or (III) the sum of the Current Market Price of any securities into which such shares or securities identified in the preceding clauses (i) and (ii) may be converted into or exchanged for plus any cash received in connection with such conversion or exchange has a value on each of the five consecutive trading days preceding such transaction equal to or in excess of 105% of the Liquidation Amount.

             (iii) the "Special Conversion Price" shall mean the higher of the Market Value of the Common Stock or $5.21 per share; provided, however, that each time the then prevailing Conversion Price shall be adjusted as provided elsewhere herein, such dollar amount shall likewise be adjusted so that the ratio of such dollar amount to the then prevailing Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $5.21 to the initial Conversion Price (without giving effect to any adjustment).

             (iv) the "Market Value" of the Common Stock or any other Marketable Stock shall be the average of the last reported sales price of the Common Stock or such other Marketable Stock, as the case may be, for the five business days ending on the last business day preceding the date of the Change of Control or Fundamental Change; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the last reported sales price per share of such Marketable Stock during the first five business days commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices in the United States; and

             (v) "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Fundamental Change (or of the ultimate parent of such successor), which is (or will, upon distribution thereof,

         be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or any similar system of automated dissemination of quotation securities prices in the United States.

         12. CERTAIN DEFINITIONS. As used in this Certificate, the following terms shall have the following respective meanings:

         "Additional Shares" shall have the meaning set forth in subsection
3(a).

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, "Control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term "controlling" and "controlled" having meanings correlative to the foregoing.

         An "Associate" of a person means (A) any corporation or organization, other than the Corporation or any subsidiary of the Corporation, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (B) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries.

         "Common Shares" shall mean any stock of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation. However, Common Shares issuable upon conversion of shares of this series shall include only shares of the class designated as Common Shares as of the original date of issuance of shares of the Series, or shares of the Corporation of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications. Unless the context otherwise specifies or requires, all references in this certificate to "Common Shares" include the Common Stock.

         "Current Market Price " means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported for consolidated transactions on the New York Stock Exchange or, if the security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if the security is not quoted by any such organization, the average of the closing bid and asked prices furnished by a New York Stock Exchange member firm selected by the Company.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned President and attested to by its Secretary this ____ day of October, 2000.


Corporate Seal
                                  -------------------------------------
                                  John H. Pinkerton
                                  President and Chief Executive Officer


ATTEST:



-----------------------------
Rodney Waller, Secretary

                                    EXHIBIT A







                           RANGE RESOURCES CORPORATION

                                     COMPANY

                                       AND

                     COMPUTERSHARE INVESTOR SERVICES, L.L.C.

                                     TRUSTEE

                                    INDENTURE

                         DATED AS OF ___________________

                                 $______________

                 8.125% Subordinated Convertible Notes Due 2005

                                TABLE OF CONTENTS


ARTICLE 1             DEFINITIONS AND INCORPORATION BY REFERENCE..................................................1

SECTION 1.1           DEFINITIONS.................................................................................1
SECTION 1.2           OTHER DEFINITIONS...........................................................................7
SECTION 1.3           INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...........................................7
SECTION 1.4           RULES OF CONSTRUCTION.......................................................................8

ARTICLE 2             THE DEBENTURES..............................................................................8

SECTION 2.1           FORM AND DATING.............................................................................8
SECTION 2.2           EXECUTION AND AUTHENTICATION...............................................................10
SECTION 2.3           REGISTRAR AND PAYING AGENT.................................................................10
SECTION 2.4           PAYING AGENT TO HOLD MONEY IN TRUST........................................................11
SECTION 2.5           HOLDER LISTS...............................................................................11
SECTION 2.6           TRANSFER AND EXCHANGE......................................................................11
SECTION 2.7           REPLACEMENT NOTES..........................................................................17
SECTION 2.8           OUTSTANDING NOTES..........................................................................18
SECTION 2.9           TREASURY NOTES.............................................................................18
SECTION 2.10          TEMPORARY SECURITIES.......................................................................18
SECTION 2.11          CANCELLATION...............................................................................19
SECTION 2.12          DEFAULTED INTEREST.........................................................................20
SECTION 2.13          DEPOSIT OF MONEYS..........................................................................20

ARTICLE 3             REDEMPTION.................................................................................20

SECTION 3.1           NOTICES TO TRUSTEE.........................................................................20
SECTION 3.2           SELECTION OF NOTES TO BE REDEEMED..........................................................21
SECTION 3.3           NOTICE OF REDEMPTION.......................................................................21
SECTION 3.4           EFFECT OF NOTICE OF REDEMPTION.............................................................22
SECTION 3.5           DEPOSIT OF REDEMPTION PRICE................................................................22
SECTION 3.6           NOTES REDEEMED IN PART.....................................................................22

ARTICLE 4             COVENANTS..................................................................................22

SECTION 4.1           PAYMENT OF NOTES...........................................................................22
SECTION 4.2           STAY EXTENSION AND USURY LAWS..............................................................23
SECTION 4.3           CONTINUED EXISTENCE........................................................................23
SECTION 4.4           SEC REPORTS................................................................................23
SECTION 4.5           LIMITATION ON RESTRICTED PAYMENTS..........................................................24
SECTION 4.6           TAXES......................................................................................24
SECTION 4.7           CHANGE OF CONTROL..........................................................................24
SECTION 4.8           LIMITATION ON STOCK SPLITS, CONSOLIDATIONS AND  RECLASSIFICATIONS..........................26
SECTION 4.9           LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES.................................26

SECTION 4.10          LIMITATION ON ADDITIONAL DEBT AFTER DEFAULT................................................27
SECTION 4.11          COMPLIANCE CERTIFICATE.....................................................................27
SECTION 4.12          FURTHER ASSURANCE TO THE TRUSTEE...........................................................28

ARTICLE 5             SUCCESSORS.................................................................................28

SECTION 5.1           WHEN COMPANY MAY MERGE OR SELL ASSETS......................................................28
SECTION 5.2           SUCCESSOR SUBSTITUTED......................................................................28

ARTICLE 6             DEFAULTS AND REMEDIES......................................................................29

SECTION 6.1           EVENTS OF DEFAULT..........................................................................29
SECTION 6.2           ACCELERATION...............................................................................30
SECTION 6.3           OTHER REMEDIES.............................................................................31
SECTION 6.4           WAIVER OF EXISTING AND PAST DEFAULTS.......................................................31
SECTION 6.5           CONTROL BY MAJORITY........................................................................31
SECTION 6.6           LIMITATION ON SUITS........................................................................31
SECTION 6.7           RIGHTS OF HOLDERS TO RECEIVE PAYMENT.......................................................32
SECTION 6.8           COLLECTION SUIT BY TRUSTEE.................................................................32
SECTION 6.9           TRUSTEE MAY FILE PROOFS OF CLAIM...........................................................32
SECTION 6.10          PRIORITIES.................................................................................32
SECTION 6.11          UNDERTAKING FOR COSTS......................................................................33

ARTICLE 7             TRUSTEE....................................................................................33

SECTION 7.1           DUTIES OF TRUSTEE..........................................................................33
SECTION 7.2           RIGHTS OF TRUSTEE..........................................................................34
SECTION 7.3           INDIVIDUAL RIGHTS OF TRUSTEE...............................................................35
SECTION 7.4           TRUSTEE'S DISCLAIMER.......................................................................35
SECTION 7.5           NOTICE OF DEFAULTS.........................................................................35
SECTION 7.6           REPORTS BY TRUSTEE TO HOLDERS..............................................................35
SECTION 7.7           COMPENSATION AND INDEMNITY.................................................................35
SECTION 7.8           REPLACEMENT OF TRUSTEE.....................................................................36
SECTION 7.9           SUCCESSOR TRUSTEE BY MERGER, ETC...........................................................37
SECTION 7.10          ELIGIBILITY; DISQUALIFICATION..............................................................37
SECTION 7.11          PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..........................................38

ARTICLE 8             DISCHARGE OF INDENTURE.....................................................................38

SECTION 8.1           TERMINATION OF COMPANY'S OBLIGATIONS.......................................................38
SECTION 8.2           APPLICATION OF TRUST MONEY.................................................................39
SECTION 8.3           REPAYMENT TO COMPANY.......................................................................39
SECTION 8.4           REINSTATEMENT..............................................................................40

ARTICLE 9             AMENDMENTS.................................................................................40

SECTION 9.1           WITHOUT CONSENT OF HOLDERS.................................................................40
SECTION 9.2           WITH CONSENT OF HOLDERS....................................................................40


SECTION 9.3           COMPLIANCE WITH TRUST INDENTURE ACT........................................................42
SECTION 9.4           REVOCATION AND EFFECT OF CONSENTS..........................................................42
SECTION 9.5           NOTATION ON OR EXCHANGE OF NOTES...........................................................42
SECTION 9.6           TRUSTEE PROTECTED..........................................................................42

ARTICLE 10            CONVERSION.................................................................................43

SECTION 10.1          CONVERSION PRIVILEGE.......................................................................43
SECTION 10.2          CONVERSION PROCEDURE.......................................................................43
SECTION 10.3          CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.................................................44
SECTION 10.4          ADJUSTMENT OF CONVERSION PRICE.............................................................44
SECTION 10.5          EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE..................................47
SECTION 10.6          TAXES ON SHARES ISSUED.....................................................................48
SECTION 10.7          RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENT REQUIREMENTS;
                      LISTING OF COMMON STOCK....................................................................48
SECTION 10.8          RESPONSIBILITY OF TRUSTEE REQUIREMENTS.....................................................49
SECTION 10.9          NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.................................................49

ARTICLE 11            SUBORDINATION..............................................................................50

SECTION 11.1          AGREEMENT TO SUBORDINATE...................................................................50
SECTION 11.2          LIQUIDATION; DISSOLUTION; BANKRUPTCY.......................................................50
SECTION 11.3          COMPANY NOT TO MAKE PAYMENT WITH RESPECT TO NOTES IN CERTAIN CIRCUMSTANCES.................51
SECTION 11.4          ACCELERATION OF NOTES......................................................................51
SECTION 11.5          WHEN DISTRIBUTION MUST BE PAID OVER........................................................51
SECTION 11.6          NOTICE BY COMPANY..........................................................................51
SECTION 11.7          SUBROGATION................................................................................52
SECTION 11.8          RELATIVE RIGHTS............................................................................52
SECTION 11.9          SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY...............................................52
SECTION 11.10         DISTRIBUTION OF NOTICE TO REPRESENTATIVE...................................................52
SECTION 11.11         RIGHTS OF TRUSTEE AND PAYING AGENT.........................................................52
SECTION 11.12         EFFECTUATION OF SUBORDINATION BY TRUSTEE...................................................54
SECTION 11.13         TRUST MONEYS NOT SUBORDINATED..............................................................54

ARTICLE 12            MISCELLANEOUS..............................................................................54

SECTION 12.1          TRUST INDENTURE ACT CONTROLS...............................................................54
SECTION 12.2          NOTICES....................................................................................54
SECTION 12.3          COMMUNICATION BY HOLDERS WITH OTHER HOLDERS................................................55
SECTION 12.4          CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.........................................55
SECTION 12.5          STATEMENTS REQUIRED IN CERTIFICATE OR OPINION OF COUNSEL...................................56
SECTION 12.6          RULES BY TRUSTEE AND AGENTS................................................................56
SECTION 12.7          LEGAL HOLIDAYS.............................................................................56


SECTION 12.8          NO RECOURSE AGAINST OTHERS.................................................................56
SECTION 12.9          COUNTERPARTS...............................................................................57
SECTION 12.10         GOVERNING LAW..............................................................................57
SECTION 12.11         NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..............................................57
SECTION 12.12         SUCCESSORS.................................................................................57
SECTION 12.13         SEVERABILITY...............................................................................57
SECTION 12.14         TABLE OF CONTENTS, HEADINGS, ETC...........................................................57



EXHIBITS
Exhibit A - Form of Note
Exhibit B - Transferee Letter of Representation

         INDENTURE dated as of [__________________], between RANGE RESOURCES CORPORATION, a Delaware corporation (the "Company"), and COMPUTERSHARE INVESTOR SERVICES, L.L.C., as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 8.125% Subordinated Convertible Notes due December 31, 2005 (the "Notes"):

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1       DEFINITIONS.

         "AFFILIATE" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any Person who is a director or officer (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For purpose of this definition, control of a person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar or any successor thereto.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of the Board duly authorized to act under the Indenture.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common or preferred equity (however designated) of such Person, including, without limitation, partnership interests.

         "CAPITALIZED LEASE OBLIGATION" means, with respect to any person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount shown on the balance sheet of such Person as determined in accordance with GAAP.

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any person (as the term "person" is used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes the direct or indirect beneficial owner of shares of the Company's Capital Stock representing greater than 50% of the total voting power of all shares of Capital Stock of the Company entitled to vote in the election of directors under ordinary circumstances or sufficient to elect a majority of the Board of Directors or (ii) the Company sells, transfers or otherwise disposes of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a Change of Control will not include any transaction or series of related transactions in which (a) 85% or more of the consideration receivable by the Holders upon conversion of their Notes immediately after the occurrence of such Change of Control consists of Common Stock that is listed on a national securities exchange or approved for quotation on the Nasdaq Stock Market or (b) immediately after the occurrence of such Change of Control (i) the Current Market Price of the Notes or (ii) the sum of the Current Market Price of any such Common Stock receivable upon conversion of the Notes immediately after such occurrence that is listed on a national securities exchange or approved for quotation on the Nasdaq Stock Market plus any cash receivable upon such conversion has a value on each of the five trading days immediately after the occurrence of such Change of Control equal to or in excess of 105% of the principal amount of such Notes.

         "COMMON STOCK" as applied to the Capital Stock of any corporation, means the common equity (however designated) of such Person, and with respect to the Company, means the Common Stock, par value $.01 per share, or any successor class of common equity into which either such class of common stock may hereafter be converted.

         "COMPANY" means Range Resources Corporation, a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter "COMPANY" shall mean such successor.

         "CONVERSION AGENT" means the Trustee or any successor entity thereto.

         "CURRENT MARKET PRICE" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported for consolidated transactions on the New York Stock Exchange or, if the security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if the security is not quoted by any such organization, the average of the closing bid and asked prices furnished by a New York Stock Exchange member firm selected by the Company. "CURRENT MARKET PRICE" means, when used with respect to any Property other than a security as of any date, the market value of such Property on such date as determined by the Board of Directors of the Company in good faith, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers or appraisers having familiarity with such Property.

         "DEBT" with respect to any Person as of any date means and includes (without duplication) (i) the principal of and premium, if any, in respect of indebtedness of such Person, contingent or otherwise, for borrowed money, including, without limitation, all interest, fees and expenses owed with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments, or representing the deferred and unpaid balance of the purchase price of any property or interest therein or services, if and to the extent such indebtedness would appear as a liability (other than a liability for accounts payable and accrued expenses incurred in the ordinary course of business) upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, (ii) all obligations issued or contracted for as payment in consideration of the purchase by such Person of Capital Stock or substantially all of the assets of another Person or as a result of a merger or a consolidation (other than any earn-outs or installment payments), (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or similar instruments or reimbursement of letters of credit or similar instruments (whether or not such items would appear on the balance sheet of such Person),
(v) all net obligations of such Person in respect of interest rate protection and foreign currency hedging arrangements, (vi) all guarantees by such Person of items that would constitute Debt under this definition (whether or not such items would appear on such balance sheet), and (vii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock, but only to the extent such obligations arise on or prior to March 31, 2006; provided, however, that Debt issued at a discount from par shall be treated as if issued at par. The amount of Debt of any person at any date shall be the outstanding balance on such date of all unconditional obligations as described above and the maximum determinable liability, upon the occurrence of the liability giving rise to the obligation, of any contingent obligations referred to in clauses (i), (iv), (vi) and (vii) above at such date.

         "DEFAULT" means any event which is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEPOSITARY" means, with respect to the Notes issued in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter "DEPOSITARY" shall mean or include such successor.

         "DISQUALIFIED STOCK" means any Capital Stock which, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof or mandatorily (except to the extent that such exchange or conversion right cannot be exercised or such mandatory conversion cannot occur prior to March 31, 2006), is, or upon the happening of an event or the passage of time would be, (a) required to be redeemed or repurchased by the Company or any of its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due prior to March 31, 2006 or (b) exchangeable or convertible into debt securities of the Company or any of its Subsidiaries at the option of the holder thereof or mandatorily, except to the extent that such exchange or conversion right cannot be exercised or such mandatory conversion cannot occur on or prior to March 31, 2006.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" means, as of any date, generally accepted accounting principles in the United States and does not include any interpretations or regulations that have been proposed but that have not become effective.

         "HOLDER" means a Person in whose name a Note is registered on the Register.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INTEREST PAYMENT DATE" means March 31, June 30, September 30 and December 31 of each year.

         "LEGAL HOLIDAY" means a Saturday, Sunday or any day on which banking institutions in the state in which the principal corporate trust office of the Trustee are required or authorized by law or other governmental action to be closed.

         "NOTES CUSTODIAN" means, with respect to the Notes issued in global form, initially, the Trustee and any successor entity thereto or such other Person as appointed by the Company from time to time in accordance with the provisions of this Indenture.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company, that meets the requirements of Sections 12.4 and
12.5 hereof.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections
12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

         "PERMITTED DEBT" means (i) Debt owed by the Company to any wholly owned Subsidiary of the Company, (ii) Debt owed by any wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company and (iii) Refinancing Debt.

         "PERSON" means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "PREFERRED STOCK" means, with respect to any Person, Capital Stock of such Person of any class or classes (however designated) which is preferred as to the payments of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over any other class of the Capital Stock of such Person.

         "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

         "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

         "QUALIFIED STOCK" means Capital Stock of the Company that is not Disqualified Stock.

         "REFINANCING DEBT" means Debt that refunds, refinances or extends any Notes or other Debt existing on the date hereof or hereafter incurred by the Company or its Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Debt is subordinated to the Notes to the same extent as the Debt being refunded, refinanced or extended, if at all, (ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Debt is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Debt being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Debt is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Debt being refunded, refinanced or extended, plus customary fees and expenses associated with refinancing and (v) such Refinancing Debt is incurred by the same Person that initially incurred the Debt being refunded, refinanced or extended, except that (a) the Company may incur Refinancing Debt to refund, refinance or extend Debt of any Subsidiary of the Company, and (b) any Subsidiary of the Company may incur Refinancing Debt to refund, refinance or extend Debt of any other wholly owned Subsidiary of the Company.

         "REGULAR RECORD DATE" means March 15, June 15, September 15 and December 15 of each year.

         "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest on (a) indebtedness or other obligations under the Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 6, 1994, among the Company and certain of its Subsidiaries, as borrowers, Bank One, Texas, N.A., as agent, and Bank One, Texas, N.A. and Texas Commerce Bank National Association, as lenders; (b) indebtedness for money borrowed (including purchase money obligations) evidenced by notes or other written obligations, including letters of credit and bankers acceptances, (c) indebtedness evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument, (d) obligations as lessee under capitalized leases and under leases of property made as part of any sale and leaseback transactions, (e) indebtedness of others of any of the kinds described in the preceding clauses (a) through (d) assumed or guaranteed and (f) amendments, renewals, extensions, modifications and refundings of any obligations or indebtedness described in the foregoing clauses (a) through (e); provided, however, that the following will not constitute Senior Indebtedness: (i) any indebtedness or obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is subordinate in right of payment to all other indebtedness, (ii) any indebtedness or obligation which refers explicitly to the Notes and states that the indebtedness or obligation shall not be senior in right of payment thereto, (iii) any indebtedness or obligation of the Company to any Affiliate and (iv) obligation of the Company for compensation to employees or for items purchased or services rendered in the ordinary course of business.

         "SUBSIDIARY" of any Person means a corporation or other entity a majority of whose Capital Stock with voting power, under ordinary circumstances, entitling holders of such Capital Stock to elect the board of directors or other governing body, is at the time, directly or indirectly, owned by such Person and/or a Subsidiary or Subsidiaries of such Person.

         "TIA" means the Trust Indenture Act of 1939 (U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendments, to the TIA as so amended.

         "TRANSFER RESTRICTED SECURITIES" means Notes that bear or are required to bear the legend set forth in Section 2.6(g) hereof.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter "TRUSTEE" shall mean such successor.

         "TRUST OFFICER" means any officer or corporate trust officer or assistant corporate trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S. GOVERNMENT OBLIGATIONS" means non-callable (i) direct obligations (or certificates representing an ownership interest in such obligations) of the United States for which its full faith and credit are pledged and (ii) obligations of a person controlled or supervised by, and acting as an agency or instrumentality of, the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Debt or preferred stock or portions thereof (if applicable) at any date, the number of years obtained by dividing (i) the then outstanding principal amount or liquidation amount of such Debt or preferred stock or portions thereof (if applicable) into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

SECTION 1.2       OTHER DEFINITIONS.

         TERM                                              DEFINED IN SECTION

         "Agent Members"....................................................2.1
         "Bankruptcy Law"...................................................6.1
         "Change of Control Date"...........................................4.7
         "Change of Control Offer"..........................................4.7
         "Change of Control Notice".........................................4.7
         "Change of Control Payment"........................................4.7
         "Change of Control Payment Date"...................................4.7
         "Conversion Price".................................................10.1
         "Custodian"........................................................6.1
         "Definitive Securities"............................................2.1
         "Event of Default".................................................6.1
         "Global Security"..................................................2.1
         "Paying Agent".....................................................2.3
         "Register".........................................................2.3
         "Registrar"........................................................2.3
         "Restricted Payment"...............................................4.5
         "Rule 144A"........................................................2.1

SECTION 1.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "institutional trustee" means the Trustee;

                  "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4       RULES OF CONSTRUCTION.

         Unless the context otherwise requires:
                  (1)      a term has the meaning assigned to it;
                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
                  (3)      "or" is not exclusive;
                  (4) words in the singular include the plural, and in the plural include the singular; and
                  (5) provisions apply to successive events and transactions.
                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                                 THE DEBENTURES

SECTION 2.1       FORM AND DATING.

The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. The Notes are general unsecured obligations of the Company limited to $___ million in aggregate principal amount, subject to Section 2.7.

         (a) GLOBAL SECURITIES. The Notes are being issued by the Company pursuant to the provisions of paragraph 6 of the Certificate of Designations of preferred stock of Range Resources Corporation to be designated $2.03 Convertible Exchangeable Preferred Stock, Series D.

         Notes issued to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) whose interests in the $2.03 Convertible Exchangeable Preferred Stock, Series D were represented by interests in a global certificate held by Person who is the Depositary, or, if different, The Depository Trust Company or similar institution, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons and with the Global Securities Legend and, unless removed in accordance with Section 2.6(g) hereof, the Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"), which shall be deposited on behalf of such qualified institutional buyers with the Trustee, at its New York, New York office, as custodian for the

Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to any Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (c) CERTIFICATED SECURITIES. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes. Notes issued to Persons who are not "qualified institutional buyers" shall be issued certificated Notes in definitive, fully registered form without interest coupons, with the Restricted Securities Legend and, if such Person is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), the Institutional Accredited Investor Legend, but without the Schedule of Exchanges of Global Security for Definitive Securities, set forth in Exhibit A hereto ("Definitive Securities"); provided, however, that upon transfer of such Definitive Securities to a "qualified institutional buyer," such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of
Section 2.6 hereof.

         After a transfer of any Notes during the period of the effectiveness of a registration statement under the Securities Act with respect to the Notes, all requirements pertaining to legends on such Notes will cease to apply, the requirements requiring any such Notes issued to certain Holders be issued in global form will cease to apply, and a certificated Note without legends will be available to the transferee of the Holder of such Notes upon exchange of such transferring Holder's certificated Notes or directions to transfer such Holder's interest in the Global Security, as applicable.

SECTION 2.2       EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate Notes for original issue up to the aggregate principal amount stated in Paragraph 4 of the Notes, upon a written order of the Company signed by an Officer to a Trust Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed such amount, except as provided in Section 2.7 hereof.

         The Trustee may appoint an authenticating agent reasonably acceptable to and at the expense of the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company.

SECTION 2.3       REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes (the "Register") and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. If the Company fails to appoint or maintain itself or another entity as Registrar or Paying Agent, the Trustee shall act as such.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its wholly owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Security.

         The Company initially appoints the Trustee to act as Registrar and Paying Agent with respect to the Global Security.

SECTION 2.4       PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5       HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least three Business Days before each Interest Payment Date and, at such other times as the Trustee may request in writing, within five Business Days after such request a list in such form and as of such date as the Trustee may reasonably require, and which the Trustee may conclusively rely upon, of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6       TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with the request:

             (x)  to register the transfer of the Definitive Securities; or

             (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Securities presented or surrendered for register of transfer or exchange:

             (i) shall be duly endorsed or accompanied by a written instruction of transfer in form and substance satisfactory to the Registrar duly executed by the Holder thereof or by his or her attorney, duly authorized in writing; and

             (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Notes); or

                  (B) if such Transfer Restricted Security is being transferred to the Company or a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A, a certification to that effect (in the form set forth on the reverse of the Notes); or

                  (C) if such Transfer Restricted Securities are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act; or (y) in reliance on another from the registration requirements of the Securities
                  Act: (i) a certification to that effect (in the form set forth on the reverse of the Notes), (ii) if the Company, Trustee or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company, Trustee and Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter in substantially the form of Exhibit B hereto.

         (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

             (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form of Exhibit B hereto, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A; and

             (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Notes represented by the Global Security, then the Trustee shall cancel such Definitive Security in accordance with
Section 2.11 hereof and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

         (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITY. The transfer and exchange of a Global Security or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

         (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

             (i) Any Person having a beneficial interest in a Global Security that is being exchanged or transferred pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary, or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written order or such other form of instructions, and, in the case of a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                 (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in the form set forth on the reverse of the Notes) or

                 (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A, a certification to that effect from the transferor (in the form set forth on the reverse of the Notes); or

                 (C) if such beneficial interest is being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Notes; or
                 (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in the form set forth on the reverse of the Notes), (ii) if the Company, Trustee or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter in substantially the form of Exhibit B hereto, then the Trustee or the Notes Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.2 hereof, the Trustee will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

             (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from the Agent Members or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Notes are so registered.

         (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITY. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.6(f)), a Global Security may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITARY. If at any time:

             (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

             (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate, in accordance with Section 2.2 hereof, requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

         (g) LEGENDS.

             (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Securities and the Definitive Securities (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. "THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

             (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                  (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(e)); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be in the form set forth on the reverse of the Notes).

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE SECURITIES.

             (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and a Global Security at the Registrar's request.

             (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

             (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Note during the 15 day period preceding the mailing of a notice of redemption or an offer to repurchase or redeem Notes or the 15 day period preceding an Interest Payment Date.

             (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a
             Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such
             Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

             (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         (j) NO OBLIGATION OF THE TRUSTEE.

             (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) or any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

             (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7       REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, the Registrar or Notes Custodian, or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon the written order of the Company signed by an

Officer, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge the Holder for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8       OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any
Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) segregates and holds interest, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay Notes payable on that date, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9       TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Trust Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10      TEMPORARY SECURITIES.

(a) Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by an Officer and delivered or cause to be delivered to a Trust Officer. Temporary Notes shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company signed by two Officers which shall specify the amount of the temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated, Definitive Securities in exchange for temporary Notes.

         (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.6 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days after such notice or (ii) an Event of Default has occurred and is continuing.

         (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depositary to the Trustee located in New York, New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Initial Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.6(b) bear the restricted securities legend set forth in Exhibit A hereto.

         (d) Subject to the provisions of Section 2.10(c), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (e) In the event of the occurrence of either of the events specified in
Section 2.10(b), the Company will promptly make available to the Trustee, at the Company's expense, a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

SECTION 2.11      CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and certification of their destruction (subject to the record retention requirements of the Exchange
Act) shall be delivered to the Company unless, by a written order, signed by an Officer, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12      DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company shall pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest, and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment such money when deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as in this subsection provided.

SECTION 2.13      DEPOSIT OF MONEYS.

         Prior to 10:00 a.m. New York City time on each Interest Payment Date and the maturity date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be.

                                   ARTICLE 3
                                   REDEMPTION

SECTION 3.1       NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of paragraph 5 of the Notes, it shall notify the Trustee of the redemption date, the principal amount of Notes to be redeemed and the redemption price at least 15 days prior to mailing any notice of redemption to the Holders (unless the Trustee consents to a shorter period). Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

         The Company shall give notice to the Holders of any redemption pursuant to this Article 3 at least 30 days but not more than 60 days before the redemption date. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 3.2       SELECTION OF NOTES TO BE REDEEMED.

         If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are quoted or listed or, if the Notes are not listed, on a pro rata basis, by lot or by such other method that complies with applicable legal requirements and that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000. Notes and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

SECTION 3.3       NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

         (d) the Conversion Price (as defined in the Note);

         (e) the name and address of the Paying Agent and Conversion Agent;

         (f) that Notes called for redemption may be converted at any time before the close of business on the redemption date, in accordance with Article 10;

         (g) that Holders who want to convert Notes must satisfy the requirements in paragraph 8 of the Notes;

         (h) that unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

         (i) that interest on Notes called for redemption ceases to accrue on and after the redemption date.

         At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.

SECTION 3.4       EFFECT OF NOTICE OF REDEMPTION.

         Notice of redemption shall be deemed to be given when mailed to each Holder at its last registered address, whether or not the Holder receives such notice. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the redemption price set forth in the Notes. A notice of redemption may not be conditional. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price, plus accrued but unpaid interest thereon to the redemption date. If the redemption date is after an Interest Payment Date but prior to the next succeeding Regular Record Date, interest with respect to any Note converted after delivery of the related notice of redemption shall be paid to the Holder so converting for the period from the last Interest Payment Date to the date of such conversion. If the redemption date is after a Regular Record Date and on or prior to the related Interest Payment Date, the accrued interest shall be payable to Holders of record on such Regular Record Date.

SECTION 3.5       DEPOSIT OF REDEMPTION PRICE.

         On or before 10:00 a.m. New York City time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent available funds sufficient to pay the redemption price of and accrued interest (if payable under the Notes) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

SECTION 3.6       NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE 4
                                  COVENANTS

SECTION 4.1       PAYMENT OF NOTES.

         The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary of the Company) on that date holds money in accordance with this Indenture designated for and sufficient to pay in cash all principal and interest then due and the Paying Agent is not prohibited from paying such money to Holders on that date pursuant to the terms of this Indenture.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal at the rate borne by the Notes and (ii) overdue installments of interest at the same rate.

SECTION 4.2       STAY EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.3       CONTINUED EXISTENCE.

         Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and will refrain from taking any action that would cause its existence as a corporation to cease, including without limitation any action that would result in its liquidation, winding up or dissolution.

SECTION 4.4       SEC REPORTS.

         The Company shall file with the SEC annual reports and information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Within 15 days after each such filing, the Company shall deliver copies of the materials so filed to the Trustee and the Holders (at their addresses as set forth in the Register) or cause the Trustee to deliver copies of such materials to the Holders at the Company's expense. If at any time the Company ceases to be required to file information, documents and other reports pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall continue to prepare all such information, documents and other reports it would be required to prepare and file with the Commission if it were so required to file with the Commission, in each case within the filing periods required by such Sections 13 or 15(d), and the Company shall deliver copies of such materials to the Trustee and the Holders (at their addresses as set forth in the Register) or cause the Trustee to deliver copies of such materials to the Holders at the Company's expense. The Company also shall comply with the other provisions of TIA Section 314(a). The Company shall timely comply with its reporting and filing obligations under the applicable federal securities laws.

SECTION 4.5       LIMITATION ON RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare or pay any distribution or dividend on or in respect of any class of its Capital Stock (except dividends or distributions payable by wholly owned Subsidiaries of the Company and dividends or distributions payable in Qualified Stock of the Company or in options, warrants or other rights to purchase Qualified Stock of the Company) (a "Restricted Payment"); unless (a) at the time of and after giving effect to a proposed Restricted Payment no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing and (b) such Restricted Payment is made in cash and in an amount that, together with the sum of the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture plus the aggregate amount of all dividends paid with respect to the Company's preferred stock after the date of the Indenture, does not exceed the cumulative retained earnings of the Company arising from and after the date of this Indenture. Notwithstanding the foregoing, the Company will be permitted to pay dividends on preferred stock of the Company outstanding on the date of the Indenture in an amount not greater than that specifically provided for in the Company's certificate of incorporation or the related certificate of designations.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.6 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.6       TAXES.

         The Company shall, and shall cause each of its Subsidiaries to, pay or discharge prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

SECTION 4.7       CHANGE OF CONTROL.

         (a) In the event of a Change of Control, the time of such Change of Control being referred to as the "Change of Control Date," then the Company shall give written notice (the "Change of Control Notice") to the Holders in writing of such occurrence and shall make an offer to purchase (as the same may be extended in accordance with applicable law, the "Change of Control Offer") all then outstanding Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date, if any. The Change of Control Offer shall be mailed by the Company not more than 30 days following any Change of Control Date, unless the Company has previously mailed a notice of optional redemption by the Company of all of the Notes, to each Holder at such Holder's last address on the Note Register by first class mail with a copy to the Trustee and the Paying Agent and shall set forth:

             (i) that a Change of Control has occurred and that the Company is offering to repurchase all of such Holder's Notes;

             (ii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma income, cash flow and capitalization of the Company after giving effect to such Change of Control);

             (iii) the repurchase price (the "Change of Control Payment");

             (iv) the expiration date of the Change of Control Offer, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

             (v) the date such purchase shall be effected, which shall be no later than 30 days after expiration date of the Change of Control Offer (the "Change of Control Payment Date");

             (vi) that any Notes not accepted for payment pursuant to the Change of Control Offer shall continue to accrue interest;

             (vii) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

             (viii) the Conversion Price;

             (ix) the name and address of the Paying Agent and Conversion Agent;

             (x) that Notes must be surrendered to the Paying Agent to collect the repurchase price; and

             (xi) any other information required by applicable law to be included therein and any other procedures that a Holder must follow in order to have such Notes repurchased.

         (b) The Change of Control Offer shall remain open until the close of business on the last day of the Change of Control Offer. If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, accrued interest through such Interest Payment Date will be paid to each Person in whose name a Note repurchased in the Change of Control Offer is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

         (c) In the event that the Company is required to make a Change of Control Offer, the Company will comply with any applicable securities laws and regulations, including, to the extent applicable, Section 14(e), Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable in connection with any offer by the Company to purchase Notes at the option of the Holders thereof.

         (d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

             (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Notice,

             (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so accepted, and

             (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company.

         (e) The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of any redemptions by Holders pursuant to this Section 4.9 on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.8       LIMITATION ON STOCK SPLITS, CONSOLIDATIONS AND
RECLASSIFICATIONS.

         The Company shall not effect a stock split, consolidation or reclassification of any class of its Capital Stock unless (a) an equivalent stock split, consolidation or reclassification is simultaneously made with respect to each other class of Capital Stock of the Company and all securities exchangeable or exercisable for or convertible into any Capital Stock of the Company, and (b) after such stock split, consolidation or reclassification all of the relative voting, dividend and other rights and preferences of each class of Capital Stock of the Company are identical to those in effect immediately preceding such stock split, consolidation or reclassification.

SECTION 4.9       LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to
(a) pay to the Company dividends or make to the Company any other distribution on its Capital Stock, (b) pay any Debt owed to the Company or any of the Company's Subsidiaries, (c) make loans or advances to the Company or any of the Company's Subsidiaries or (d) transfer any of its property or assets to the Company or any of the Company's Subsidiaries, other than such encumbrances or restrictions existing or created under or by reason of (i) applicable law, (ii) this Indenture, (iii) covenants or restrictions contained in any instrument governing Debt of the Company or any of its Subsidiaries existing on the date of this Indenture, (iv) customary provisions restricting subletting, assignment and transfer of any lease governing a leasehold interest of the Company or any of its Subsidiaries or in any license or other agreement entered into in the ordinary course of business, (v) any agreement governing Debt of a Person acquired by the Company or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrances or restrictions are not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person so acquired or (vi) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into in accordance with the terms of this Indenture for the sale or disposition of Capital Stock or property or assets of such Subsidiary, pending the closing of such sale or disposition.

SECTION 4.10      LIMITATION ON ADDITIONAL DEBT AFTER DEFAULT.

         The Company shall not, and shall not permit any of its Subsidiaries to, incur any additional Debt (other than Permitted Debt) or Senior Indebtedness following the occurrence of an Event of Default unless such Event of Default (and all other Events of Default then pending) is cured or waived; provided, however, that the Company shall be permitted to incur up to $5.0 million of Senior Indebtedness after the occurrence of an Event of Default notwithstanding that such Event of Default (or any other Event of Default) is then outstanding.

SECTION 4.11      COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Events of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited.

         The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days after becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition in this Indenture or (ii) any event of default under any other instrument of Debt to which Section 6.1(d) applies, an Officers' Certificate specifying such Default, Event of Default or default, describing its status and what action the Company is taking or proposes to take with respect thereto.

         So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Article 4, or if any such violation has occurred, specifying the nature and, if known, the period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

SECTION 4.12      FURTHER ASSURANCE TO THE TRUSTEE.

         The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.1       WHEN COMPANY MAY MERGE OR SELL ASSETS.

         The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, without the consent of each Holder, unless:

         (a) the Company is the continuing corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition of assets shall have been made, is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person (if other than the Company) assumes by supplemental indenture executed and delivered to the Trustee and in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture including, without limitation, conversion rights in accordance with Article 11 hereof;

         (b) immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

         (c) immediately after giving effect to such transaction, the Notes and this Indenture will be a valid and enforceable obligation of the Company or such successor; and

         (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such proposed transaction and such supplemental indenture comply with the applicable provisions of this Indenture.

SECTION 5.2       SUCCESSOR SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1       EVENTS OF DEFAULT.

The following shall constitute an "Event of Default":

         (a) failure to pay principal of or premium, if any, on any Note when due and payable at maturity, upon redemption, upon a Change of Control Offer or otherwise, whether or not such payment is prohibited by the subordination provisions of this Indenture;

         (b) failure to pay any interest on any Note when due and payable, which failure continues for 30 days, whether or not such payment is prohibited by the subordination provisions of this Indenture;

         (c) failure to perform the other covenants of the Company in this Indenture, which failure continues for 60 days after written notice as provided in this Indenture;

         (d) failure to perform any covenants of the Company to the holders of Senior Indebtedness as required by the terms of such Senior Indebtedness unless waived by said holders;

         (e) a default occurs (after giving effect to any applicable grace periods or any extension of any maturity date) in the payment when due of principal of and/or acceleration of, any indebtedness for money borrowed by the Company or any of its Subsidiaries in excess of $5 million, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in this Indenture;

         (f) the Company pursuant to or within the meaning of any Bankruptcy
Law:

             (i) commences a voluntary case,

             (ii) consents to the entry of an order for relief against it in an involuntary case,

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of it or for all or substantially all of its property, and such Custodian is not discharged within 30 days,

             (iv) makes a general assignment for the benefit of its creditors, or

             (v) generally is unable to pay its debts as the same become due;
             and

         (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (i) is for relief against the Company or any Subsidiary of the Company in an involuntary case,

             (ii) appoints a Custodian of the Company or any Subsidiary of the Company or for all or substantially all of its property, or

             (iii) orders the liquidation of the Company or any Subsidiary of the Company,

         and, in each case, the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (c) (other than a Default under Section 5.1, which Default shall be an Event of Default with the notice but without the passage of time specified in this Section 6.1), (d) or (e) shall not be an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee of the Default and the Company does not cure the Default under such clause (c) within 60 days after receipt of the notice, or under clause (d) within 10 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2       ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clauses (e) and (f) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section
6.1 occurs, such a an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such recision shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3       OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4       WAIVER OF EXISTING AND PAST DEFAULTS.

         The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a continuing Default or Event of Default in the payment of the principal of, or the interest on, any Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5       CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.6       LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder gives to the Trustee notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7       RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to bring suit for the enforcement of the right to convert the Note shall not be impaired or affected without the consent of the Holder.

SECTION 6.8       COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9       TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 6.8 or 7.7;

         Second: to holders of Senior Indebtedness to the extent required by
Article 11;

         Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders.

         At least 15 days before the record date, the Company shall mail to the Trustee and each Holder (at such Holder's address as it appears on the Register, a notice that states the record date, the payment date and amount to be paid).

SECTION 6.11      UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                     TRUSTEE

SECTION 7.1       DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

             (i) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others.

             (ii) In the absence of negligence, misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the

             Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee need not verify the contents thereof.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own misconduct, except that:

             (i) This paragraph does not limit the effect of paragraph (b) of this Section.

             (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

             (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of the TIA, paragraphs (a), (b), (c) and
(e) of this Section 7.1 and Section 7.2.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds held in trust except to the extent required by law.

SECTION 7.2       RIGHTS OF TRUSTEE.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters to the extent reasonably deemed necessary by it, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice, to examine the books and records and premises of the Company, personally or by agent, authorized representative or attorney.

         (b) Before the Trustee acts or refrains from acting pursuant to the terms of the Indenture or otherwise, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any Agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 7.3       INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and must comply with Sections 7.10 and 7.11.

SECTION 7.4       TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Notes other than its authentication.

SECTION 7.5       NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment on any Note under Section 6.1(a) or
(b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interests of Holders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA, which proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.6       REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each July 1, commencing July 1, 2001, the Trustee shall mail to Holders, at the Company's expense, a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange or market on which the Notes are listed or quoted. The Company shall notify the Trustee when the Notes are listed on any stock exchange or quoted on any market.

SECTION 7.7       COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee (in its capacities as Trustee, Notes Custodian, Conversion Agent, Paying Agent and Registrar) from time to time such compensation as may be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's Agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence, misconduct or bad faith.

         The Company shall indemnify and hold harmless the Trustee (in its capacities as Trustee, Paying Agent and Registrar) against any claim, demand, expense (including reasonable attorney's fees and expenses), loss or liability incurred by it in connection with the administration of this trust and the performance of its duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. In the event that a conflict of interest or conflict of defenses would arise in connection with representation of the Company and the Trustee by the same counsel, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture.

SECTION 7.8       REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee is not appointed or does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7. Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

SECTION 7.9       SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10      ELIGIBILITY; DISQUALIFICATION.

         This indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall always have a combined capital and surplus as stated in its most recent published annual report of condition of at least $150 million. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor of the Notes.

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.1       TERMINATION OF COMPANY'S OBLIGATIONS.

         This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and 8.3 shall survive) when all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company shall be discharged from all of its obligations under Section 2.13 and Sections 4.3 through 4.19 while the Notes remain outstanding if all outstanding Notes will become due and payable at their scheduled maturity within one year and the following conditions have been satisfied:

         (a) the Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds specifically pledged as security for, and dedicated solely for, such purpose, (i) money in an amount, (ii) non-callable U.S. Government Obligations which through the payment of principal, premium, if any, and interest in accordance with their terms (without the reinvestment of such interest or principal) will provide not later than one day before the due date of any payment money in an amount, or (iii) a combination thereof, sufficient with respect to clauses (ii) and (iii) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay the principal of, premium, if any, and discharge each installment of interest on the outstanding Notes, together with all other amounts payable by the Company under this Indenture.

         (b) no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit or at any time during the period ending on the 91st day after the date of such deposit, as evidenced to the Trustee by an Officer's Certificate delivered to the Trustee concurrently with such deposit.

         (c) such defeasance does not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound, and is not prohibited by Article 11, as evidenced to the Trustee by an Officers' Certificate delivered to the Trustee concurrently with such deposit,

         (d) the Company has delivered to the Trustee a private Internal Revenue Service ruling or an opinion of counsel that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner, and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred,

         (e) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit shall not result in the Company, the Trustee or the trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended,

         (f) 91 days pass after the deposit is made and during such 91 day period no event of Default specified in Section 6.1(f) or (g) shall occur and be continuing at the end of such period, and

         (g) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the discharge of such provisions of the Indenture have been complied with. Notwithstanding the foregoing, the Company's obligations to pay principal, premium, if any, and interest on the Notes shall continue until the Internal Revenue Service ruling or Opinion of Counsel referred to in clause (d) above is provided.

         If the Company exercises such option to discharge such provisions of the Indenture, payment of the Notes may not be accelerated because of an event of default specified in Sections 6.1(c) with respect to the failure to perform any of the covenants set forth in Section 2.13 and Section 4.3 through 4.19, or
Section 6.1(d).

         After a deposit made pursuant to this Section 8.1, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations specified above under this Indenture.

SECTION 8.2       APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Notes. Money and securities so held in trust are not subject to Article 11.

SECTION 8.3       REPAYMENT TO COMPANY.

         Subject to Section 7.7, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Holders entitled to the money must look to the

Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 8.4       REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                                   AMENDMENTS

SECTION 9.1       WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency; provided that such amendment does not in the opinion of the Trustee adversely affect the rights of any Holder;

         (b) to comply with Section 5.1;

         (c) to provide for uncertificated Notes in addition to or in lieu of certificated Notes;

         (d) to make any change that does not adversely affect the legal rights hereunder of any Holder; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

provided, however, that, in each case, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment complies with the provisions of this Section 9.1.

SECTION 9.2       WITH CONSENT OF HOLDERS.

         Subject to the provisions of Sections 6.4 and 6.7, the Company and the Trustee may amend or modify this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes; provided, however, that, without the consent of each Holder affected, an amendment, modification or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

         (a) change the stated maturity of, or any installment of interest on, any Note;

         (b) reduce the principal amount of any Note or reduce the rate or extend the time of payment of interest on any Note;

         (c) increase the conversion price (other than in connection with a reverse stock split as provided in this Indenture);

         (d) change the place or currency of payment of principal of, or premium or repurchase price, if any, or interest on, any Note;

         (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

         (f) adversely affect the right to exchange or convert Notes;

         (g) reduce the percentage of the aggregate principal amount of outstanding Notes, the consent of the Holders of which is necessary to modify or amend this Indenture;

         (h) reduce the percentage of the aggregate principal amount of outstanding Notes, the consent of the Holders of which is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

         (i) modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Holders;

         (j) modify the provisions of this Indenture with respect to the right to require the Company to repurchase Notes in a manner adverse to the Holders; or

         (k) modify the provisions of this Indenture with respect to the vote necessary to amend this Section 9.2.

         To secure a consent of the Holders under this Section 9.2, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way, impair or affect the validity of any such amendment or waiver.

SECTION 9.3       COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4       REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as such consenting Holder's Note, even if notation of the consent is not made on any Note. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to its Notes or a portion thereof if the Trustee receives written notice of revocation before the consent of Holders of the requisite aggregate principal amount of Notes has been obtained and not revoked.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (k) of
Section 9.2. In such case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.5       NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee (in accordance with the written direction of the Company) may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6       TRUSTEE PROTECTED.

         The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such supplemental Indenture, the Trustee shall be entitled to receive an Officer's Certificate and Opinion of Counsel to the effect that such supplemental Indenture is authorized or permitted by this Indenture and will be valid and binding on the Company in accordance with its terms.

                                   ARTICLE 10
                                   CONVERSION

SECTION 10.1      CONVERSION PRIVILEGE.

         Each Holder may, at such Holder's option, at any time prior to the close of business on December 31, 2005, unless earlier redeemed or repurchased, convert such Holder's Notes, in whole or in part (in denominations of $1,000 or multiples thereof), at 100% of the principal amount so converted, into fully paid and non-assessable shares of the Company's Common Stock at a conversion price per share equal to $____, as such conversion price may be adjusted from time to time in accordance with Section 10.4 (the "Conversion Price").

SECTION 10.2      CONVERSION PROCEDURE.

         To convert a Note, a Holder must (1) complete and sign the notice on the reverse of the Note, (2) surrender such Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required by Section 10.6. The Company's delivery to the Holder of a fixed number of shares of Common Stock (and any cash in lieu of fractional shares of Class A Common Stock into which such Note is converted) shall be deemed to satisfy the Company's obligation to pay the principal amount of such Note and, subject to the provisions of Section 3.4, unless such Note is converted after a Regular Record Date and prior to the related Interest Payment Date, all accrued interest that has not previously been paid. If such Note is converted after a Regular Record Date and prior to the related Interest Payment Date, the interest installment on such Note scheduled to be paid on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of record at the close of business on such Regular Record Date through such date of conversion.

         As promptly as practicable after the surrender of such Note in compliance with this Section 10.2, the Company shall issue and deliver at such office or agency to such Holder, or on such Holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article 10 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 10.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, subject to
Article 2, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected on the date on which such Note shall have been surrendered in compliance with this Section 10.2, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall have been surrendered.

         If the last day on which a Note may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

         Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of such Note.

SECTION 10.3      CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.

         No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash at the Current Market Price of the Common Stock as of the close of business on the Business Day prior to such conversion.

SECTION 10.4      ADJUSTMENT OF CONVERSION PRICE.

         (a) In the event that the Company shall (i) pay a dividend or other distribution, in shares of its Common Stock, on any class of Capital Stock of the Company or any Subsidiary which is not wholly owned by the Company, (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) In the event that the Company shall issue or distribute Capital Stock or issue rights, warrants or options entitling the holder thereof to subscribe for or purchase Capital Stock at a price per share less than the Current Market Price per share on the date of issuance or distribution (provided that the issuance of Capital Stock upon the exercise of warrants or options will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such warrant or option was issued), then at the earliest of (i) the date the Company shall enter into a firm contract for such issuance or distribution, (ii) the record date for the determination of stockholders entitled to receive any such rights, warrants or options, if



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

applicable, or (iii) the date of actual issuance or distribution of any such Capital Stock or rights, warrants or options, the Conversion Price in effect immediately prior to such earliest date shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such earliest date by:

         (x) if such Capital Stock is Common Stock, the fraction whose numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (such amount, with respect to any such rights, warrants or options, determined by multiplying the total number of shares subject thereto by the exercise price of such rights, warrants or options and dividing the product so obtained by the Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock to be issued or distributed or receivable upon exercise of any such warrant, right or option; or

         (y) if such Capital Stock is other than Common Stock, the fraction whose numerator shall be the Current Market Price per share of Common Stock on such date minus an amount equal to (A) the sum of (I) the Current Market Price per share of such class of Capital Stock multiplied by the number of shares of such class of Capital Stock to be so issued minus (II) the offering price per share of such Capital Stock multiplied by the number of shares of such class of Capital Stock to be so issued (B) divided by the number of shares of Common Stock outstanding on such date and whose denominator is the Current Market Price of the Common Stock on such date.

Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants or options are issued or distributed at a price below the Current Market Price therefor as in effect on the date of issuance or distribution. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Capital Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Capital Stock so issued or distributed, there shall be taken into account any consideration received by the Company for such Capital Stock, rights, warrants or options, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the Trustee. If any right, warrant or option to purchase Capital Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this subsection (b), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect had the adjustment of the Conversion Price made upon the issuance of such right, warrant or option been made on the basis of offering for subscription or purchase only that number of shares of Capital Stock actually purchased upon the actual exercise of such right, warrant or option.

         (c) In the event that the Company shall pay as a dividend or other distribution to holders of any class of its Capital Stock generally or to holders of any class of Capital Stock of any Subsidiary which is not wholly owned by the Company evidences of indebtedness or assets (including, without limitation, shares of Capital Stock, cash or other securities, but excluding dividends, rights, warrants, options and distributions for which adjustment is made as described in subsections (a) and (b) above and further excluding cash dividends paid out of cumulative retained earnings of the Company arising after the date hereof and determined in accordance with GAAP), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the Trustee) of the portion of the Capital Stock or assets or evidences of indebtedness so distributed or of such rights or warrants attributable to one share of Common Stock (the amount so attributable equaling the aggregate fair market value of such indebtedness or assets, as so determined by the Board of Directors, divided by the number of shares of Common Stock outstanding on such record date), and the denominator shall be the Current Market Price of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in subsection (f) below.

         (d) Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be and the Trustee shall be entitled to rely thereon. Anything in this Section 10.4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 10.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. Notwithstanding any provision of this Article 10 to the contrary, no adjustment in the Conversion Price shall be made upon (i) the issuance of Common Stock of the Company pursuant to any compensation or incentive plan for officers, directors, employees or consultants of the Company, which plan has been approved by the Compensation Committee of the Board of Directors (or if there is no such committee then serving, by the majority vote of the Directors then serving on the Company's Board of Directors who are not an employee or officer of the Company, a 5% or greater stockholder of the Company, an officer, employee or Affiliate of any such 5% or greater stockholder of the Company or any relative or spouse of any such Person or of such Person's spouse who has the same home as such Person), and, if required by law, the requisite vote of the stockholders of the Company (unless the exercise price thereof is changed after the date hereof other than solely by operation of the anti-dilution provisions thereof or by the Compensation Committee, if applicable, the Board of Directors and, if required by law, the stockholders of the Company as provided in this clause (i)), (ii) the issuance of Common Stock upon the conversion or exercise of preferred stock or warrants of the Company outstanding on the date of this Indenture, unless the conversion or exercise price thereof is changed after the date of this Indenture (other than solely by operation of the anti-dilution provisions thereof) or
(iii) the declaration, setting aside or payment of dividends out of the

Company's cumulative retained earnings (as evidenced by the quarterly financial statements of the Company, certified by an Officer's Certificate delivered to the Trustee) from and after January 1, 2001. Except as provided in this Article 10, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing.

         (e) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail or cause to be mailed such notice to each Holder at his last address appearing on the Note Register.

         (f) In any case in which this Section 10.4 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustments and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.3 hereof.

SECTION 10.5      EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

         In the event of (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the Property of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall enter into a supplemental indenture providing that each Note shall be convertible into the kind and amount of securities or other Property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at his address appearing on the Register.

         The above provisions of this Section 10.5 shall similarly apply to successive reclassification, changes, consolidations, mergers, combinations, sales and conveyances.

SECTION 10.6      TAXES ON SHARES ISSUED.

         The issuance of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any tax in respect of the issuance thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of a stock certificate in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 10.7 RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENT REQUIREMENTS; LISTING OF COMMON STOCK.

         The Company shall reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes that are outstanding from time to time.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issuance be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         The Company further covenants that if at any time Common Stock shall be listed on the American Stock Exchange or any other national securities exchange or on the Nasdaq Stock Market the Company will, if permitted by the rules of such exchange or market, list and keep listed so long as the Common Stock shall be so listed on such exchange or market, all Common Stock issuable upon conversion of the Notes.

SECTION 10.8      RESPONSIBILITY OF TRUSTEE REQUIREMENTS.

         The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any fact exists which may require any adjustment of the Conversion Price or other adjustment or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or other Property, which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any other Conversion Agent makes any representations with respect thereto. Subject to the provisions of Section 8.1 hereof, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or other Property (including cash) upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.5 hereof relating either to the kind or amount of securities or other Property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in Section 10.5 hereof or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 10.9      NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

In the event that:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

         (b) the Company shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of any class of its Capital Stock or any other rights or warrants; or

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall file or cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice prepared by the Company stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occurring and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other Property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                   ARTICLE 11
                                  SUBORDINATION

SECTION 11.1      AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness. All provisions of this Article 11 shall be subject to Section 11.13. Notwithstanding anything is this Indenture to the contrary, the indebtedness evidenced by the Notes shall be ranked pari passu with the indebtedness evidenced by the Company's 8.125% Subordinated Convertible Notes Due 2005 and relating to the $2.03 Convertible Exchangeable Preferred Stock, Series C of the Company.

SECTION 11.2      LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution to creditors of the Company in a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

         (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before Holders shall be entitled to receive any payments of principal of or premium, if any, or interest on the Notes; and

         (b) until the Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for this Article 11 shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes; provided that no such default will prevent any payment on, or in respect of, the Notes for more than 120 days unless the maturity of such Senior Indebtedness has been accelerated.

         A distribution may consist of cash, securities or other property.

SECTION 11.3 COMPANY NOT TO MAKE PAYMENT WITH RESPECT TO NOTES IN CERTAIN CIRCUMSTANCES.

          (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof, premium, if any, and interest thereon and any other amounts owing in respect thereof shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of or premium, if any, or interest on the Notes or to acquire any of the Notes.

         (b) Upon the happening of an event of default (or if any event of default would result upon any payment upon or with respect to Notes) with respect to any Senior Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of, premium, if any, or interest on or any other amount owing in respect of such Senior Indebtedness, upon written notice thereof given to the Company and the Trustee by the holders of Senior Indebtedness or their Representative, then, unless (i) such an event of default shall have been cured or waived or shall have ceased to exist or (ii) the Company and the Trustee receive written notice from the Representatives of the Senior Indebtedness with respect to which such event of default relates approving payment on the Notes, no payment shall be made by the Company with respect to the principal of or premium, if any, or interest on the Notes or to acquire any of the Notes; provided that no such default will prevent any payment on, or in respect of, the Notes for more than 120 days unless the maturity of such Senior Indebtedness has been accelerated. Not more than one such 120 day delay may be made in any consecutive 360 day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

SECTION 11.4      ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 11.5      WHEN DISTRIBUTION MUST BE PAID OVER.

         If a distribution is made to Holders that, because of this Article 11, should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

SECTION 11.6      NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or premium, if any, or interest on the Notes to violate this Article 11.

SECTION 11.7      SUBROGATION.

         After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

SECTION 11.8      RELATIVE RIGHTS.

         This Article 11 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, if any, and interest on the Notes in accordance with their terms;

         (b) affect the relative rights of Holders and creditors of the Company, other than holders of Senior Indebtedness; or

         (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

         If the Company fails because of this Article 11 to pay principal of or premium, if any, or interest on a Note on the date, such failure shall nevertheless be deemed a Default. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

SECTION 11.9      SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with the terms of this Indenture.

SECTION 11.10     DISTRIBUTION OF NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative, if any.

SECTION 11.11     RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding any provisions of this Indenture to the contrary, the Trustee and any Paying Agent may continue to make payments on the Notes and shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of such payments until it receives written notice (received by a Trust Officer, in the case of the Trustee) reasonably satisfactory to it that payments may not be made under this Article 11 and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Article 7, and any agent shall be entitled to assume conclusively that no such facts exist. The Company, an Agent, a Representative or a holder of Senior Indebtedness may give the notice. If an issue of Senior Indebtedness has a Representative, only the Representative (or any Representative, if more than one) may give the notice with respect to such Senior Indebtedness.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative), and shall be entitled to rely on any written notice by a Person representing himself to be a holder of a Senior Indebtedness to the effect that such issue of Senior Indebtedness has no Representative.

         Any deposit of moneys by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or premium, if any, or interest on, or a payment on account of a Change of Control or Net Worth Deficiency, if any, of, any Notes shall be subject to the provisions of this Article 11, except that if, at least three business days prior to the date on which by the terms of this Indenture any such moneys may become payable for any purpose (including without limitation, the payment of principal of or premium, if any, or interest on any Note), the Trustee shall not have received with respect to such moneys the notice provided for in this Section 11.11, then the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three business days prior to or on or after such date. This Section 11.11 shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

         The Trustee shall not be deemed to owe any fiduciary duty to holders of Senior Indebtedness by virtue of the provisions of this Article 11. The Trustee's responsibilities to the holders of Senior Indebtedness are limited to those set forth in this Article 11 and no implied covenants or obligations shall be read into this Indenture. The Trustee shall not become liable to holders of Senior Indebtedness if it makes a payment prohibited by this Article 11 in good faith.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12     EFFECTUATION OF SUBORDINATION BY TRUSTEE.

         Each Holder of Notes, by acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 11.13     TRUST MONEYS NOT SUBORDINATED.

         Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under
Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1      TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.2      NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

         if to the Company:

                 Range Resources Corporation
                 500 Throckmorton Street, Suite 1900
                 Fort Worth, Texas 76102
                 Fax No. (817) 870-0075
                 Attention: President

if to the Trustee:

                  Computershare Investor Services, L.L.C.

                  --------------------------------------
                  Fax. No.
                          ------------------------------
                  Attention: Corporate Trust Department

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

SECTION 12.3      COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.4      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) at the Trustee's reasonable request, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.5      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION OF COUNSEL.

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that the individual making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such individual, such condition or covenant has been complied with; provided, however, that, with respect to certain matters of fact not involving any legal conclusion, an Opinion of Counsel may, upon the consent of the parties relying on such opinion, rely on an Officers' Certificate or certificates of public officials.

SECTION 12.6      RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7      LEGAL HOLIDAYS.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.8      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation including with respect to any certificates delivered thereunder or hereunder. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

SECTION 12.9      COUNTERPARTS.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.10     GOVERNING LAW.

         The internal laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.

SECTION 12.11     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12     SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13     SEVERABILITY.

         In case any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14     TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.

                                       RANGE RESOURCES CORPORATION


                                       By:
                                          -------------------------------
                                       Name:
                                       Title:
Attest:

---------------------------------
Name:


                                       COMPUTERSHARE INVESTOR SERVICES, L.L.C.


                                       By:
                                          -------------------------------
                                       Name:
                                       Title:
Attest:

---------------------------------
Name:

Dated:  [___________________]

                            EXHIBIT A [Face of Note]

                           RANGE RESOURCES CORPORATION

                  8.125% SUBORDINATED CONVERTIBLE NOTE DUE 2005

                           [Global Securities legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         [Restricted Securities legend]

         THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTIONS OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH


                                   Exhibit A-1

REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES FL) THROUGH (V)IN ACCORDANCE WITH ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         [Institutional Accredited Investor Legend]

         IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                      CUSIP No. [_________]
                                                                $_________
No.______

         Range Resources Corporation, a Delaware corporation, promises to pay to _________________________________________________________ or registered assigns, the principal sum of _____________________________________________ Dollars on
December 31, 2005.

         Interest Payment Dates: March 31, June 30, September 30 and
December 31.

         Record Dates: March 15, June 15, September 15 and December 15.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:  ________________________             RANGE RESOURCES CORPORATIOIN

                                             By:_______________________________
                                             Officer of the Company

                                             (SEAL)

                                             Attest: __________________________

                                             By:_______________________________
                                                         Secretary
Authentication:

                                   Exhibit A-2

This is one of the Notes referred to in the within-mentioned Indenture:


KEYCORP SHAREHOLDER SERVICES, INC., as Trustee

By:________________________________
Authorized Signature

Dated:_____________________________

              [Reverse Side]

         Capitalized terms used herein without definition shall have the meaning ascribed to them in the Indenture, dated as of ___________________ [Indenture Date] (the "Indenture"), as amended from time to time, between Range Resources Corporation (the "Company") and Keycorp Shareholder Services, Inc., as trustee (the "Trustee").

         1. INTEREST.

            (a) The Company shall pay interest on the outstanding principal amount of this Note at the rate of 8.125% per annum from _____________________ [Indenture Date] until maturity. The Company will pay interest quarterly on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid, from ___________________ [Indenture Date]; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (b) To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, premium, if any, at the rate borne by the Notes; and (ii) overdue installments of interest at the same rate.

         2. METHOD OF PAYMENT. The Company will pay interest (except defaulted interest) on the Notes to the Persons who are registered Holders at the close of business on March 15, June 15, September 15 or December 15 next preceding the applicable Interest Payment Date (each a "Regular Record Date"), even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date. Defaulted interest shall be paid to Holders as of a special record date established for purposes of determining the Holders entitled thereto. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer

                                 Exhibit A-3
of immediately available funds will be required with respect to principal of and interest on the Global Security. Such payment shall be in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAVING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $___ million in aggregate principal amount, subject to Section 2.7 of the Indenture.

         5. OPTIONAL REDEMPTION BY THE COMPANY. The Notes shall not be subject to redemption at the option of the Company prior to November 1, 2000. On or after November 1, 2000, the Notes will be redeemable at any time prior to maturity at the option of the Company, in whole or in part from time to time, upon not less than 30 days' nor more than 60 days' prior notice to the Holders at the redemption prices (expressed as percentages of principal amount) set forth below:

                  AFTER NOVEMBER 1,                           PERCENTAGE

                  2000 .......................................103
                  2001 .......................................102
                  2002 .......................................101
                  2003 AND THEREAFTER.........................100

In each case together with accrued but unpaid interest, if any, to the redemption date.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7. REDEMPTION AT THE OPTION OF HOLDER. Upon a Change of Control, the Company shall offer to repurchase all or any part of the Notes (at each Holder's option) at a repurchase price equal to 100% of the aggregate principal amount thereof, plus accrued but unpaid interest, if any, to the date of repurchase. Within 30 days after a Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. A Holder may tender or refrain from tendering all or any portion of such Holder's Notes, at such Holder's discretion, by completing the form entitled "Option of Holder to Elect Repurchase" below and delivering such form, together with the Notes

                                  Exhibit A-4
with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company, to the Trustee. Any partial tender of Notes must be in an integral multiple of $1,000.

         8. CONVERSION.

            (a) Subject to the provisions of the Indenture, the Holder hereof may, at such Holder's option, at any time prior to the close of business on December 31, 2005, unless earlier redeemed or repurchased, convert this Note, in whole or in part (provided partial conversions may only be made in denominations of $1,000 or multiples thereof), at 100% of the principal amount hereof so converted, into shares of Common Stock of the Company, par value $.01 per share, at a conversion price per share of $__________, subject to adjustment as provided in the Indenture.

         To convert a Note, a Holder must (i) complete and sign the conversion notice below, (ii) surrender the Note to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (iv) pay any transfer or similar tax if required by the Indenture. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon surrender of any Note for conversion. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes into Common Stock as provided in the Indenture.

         9. SUBORDINATION. The Notes are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee its attorney-in-fact for any and all such purposes.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $25 and integral multiples of $25. A Holder may transfer or exchange Notes as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Definitive Security (or portion thereof selected for redemption). Also, it need not exchange or register the transfer of any Notes during the 15 day period preceding the mailing of a notice of redemption or an offer to repurchase Notes or the 15 day period preceding an Interest Payment Date.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default (except a payment default) may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend

                                  Exhibit A-5
or supplement the Indenture or the Notes to (i) cure any ambiguity, defect or inconsistency, provided that such amendment does not in the opinion of the Trustee adversely affect the rights of any Holder, (ii) provide for uncertificated Notes in addition to or in lieu of certificated Notes, (iii) comply with Section 5.1 of the Indenture, (iv) make any change that does not adversely affect the legal rights of any Holder, or (v) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

         13. DEFAULTS AND REMEDIES. Events of Default include: (a) failure to pay principal of or premium, if any, on any Note when due and payable at maturity, upon redemption, upon a Change of Control Offer or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) failure to pay any interest on any Note when due and payable, which failure continues for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) failure to perform the other covenants of the Company in the Indenture, which failure continues for 60 days after written notice as provided in the Indenture; (d) failure to perform any covenants of the Company to the holders of Senior Indebtedness as required by the terms of such Senior Indebtedness unless waived by said holders; (e) a default occurs (after giving effect to any applicable grace periods or any extension of any maturity date) in the payment when due of principal of and/ or acceleration of, any indebtedness for money borrowed by the Company or any of its Subsidiaries in excess of $5,000,000, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in the Indenture; and (f) certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may accelerate the maturity of all Notes, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall immediately so accelerate. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes at the request or direction of any of the Holders. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Company must furnish an annual compliance certificate to the Trustee.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                                  Exhibit A-6

         16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

         18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Range Resources Corporation 500 Throckmorton Street, Suite 1900 Fort Worth, Texas 76102 Attn: President

         SCHEDULE OF EXCHANGES OF GLOBAL SECURITY FOR DEFINITIVE SECURITIES

         The following exchanges of this Global Security for Definitive Securities have been made:

                         Amount of decrease       Amount of increase      Principal Amount of        Signature of
                         in Principal Amount      in Principal Amount     this Global Security       authorized officer
                         of this Global           of this Global          following such decrease    of Trustee or
Date of Exchange         Security                 Security                or increase                Notes Custodian
---------------------    ---------------------    -------------------    ------------------------    ------------------

                                  Exhibit A-7

                           FORM OF ELECTION TO CONVERT

         I (we) hereby irrevocably exercise the option to convert this Note, or the portion below designated, into shares of Common Stock of Range Resources Corporation in accordance with the terms of the Indenture referred to in this Note, and direct that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Portion of this Note to
be converted (if partial
conversion, $1,000 or an
integral multiple thereof):         $___________________________

 If shares of Common Stock are to be issued and registered otherwise than to the registered Holder named above, please print the name and address, including zip code, and social security or other taxpayer identification number of the person to whom such Common Stock is to be issued.

                                     __________________________________________
                                     __________________________________________
                                     __________________________________________

Your Name:_______________________________________________________
          (exactly as your name appears  on the face of this Note)

By:_____________________________________

Title:___________________________________

Date:___________________________________

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
______________________________________________________________________________
(Insert  assignee's  social  security or tax I.D. no.)

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Print  or  type  assignee's  name, address and zip code)



                                   Exhibit A-8
and irrevocably appoint _______________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ___________________

                                     Your Name:_______________________________
                                                (exactly as your name appears
                                                 on the face of this  Note)

                                     By:______________________________________

                                     Title:___________________________________

                                     Date:____________________________________

Signature Guaranteed:

By:__________________________________________
(Bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)


                                  Exhibit A-9

         In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

 CHECK ONE BOX BELOW:

[ ]  (1)   acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture; or

[ ]  (2)   transferred to the Company; or

[ ]  (3)   transferred pursuant to and in compliance with Rule 144A under the
           Securities Act of 1933; or

[ ]  (4)   transferred pursuant to id in compliance with Regulation S under the
           Securities Act of 1933; or

[ ]  (5)   transferred to an institutional "accredited investor" (as defined in
           Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Company and the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture); or

[ ]  (6)   transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Company, Trustee or Registrar may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Company, Trustee or Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, including but not limited to the exemption provided by Rule 144 under such Act.

                                   Your Name:______________________________
                                             (exactly as your name appears
                                              on the face of this  Note)

                                    By:____________________________________

                                    Title:_________________________________

                                    Date:__________________________________

                                  Exhibit A-10

Signature Guaranteed:

By: ________________________________________________________________________
(Bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                      OPTION OF HOLDER TO ELECT REPURCHASE

         1. If you want to elect to have all or any part of this Note repurchased by the Company pursuant to Article 4 of the Indenture (in connection with a Change of Control Offer or Deficiency Offer), state the amount you elect to have repurchased (if all, write "ALL"): $

                               Your Name:______________________________
                                         (exactly as your name appears
                                          on the face of this  Note)

                               By:_____________________________________

                               Title:__________________________________

                               Date:___________________________________

Signature Guaranteed:


By:__________________________________________

(Bank or trust company having an
office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National
Association of Securities Dealers, Inc.)


                                  Exhibit A-11

                                    EXHIBIT B

                       TRANSFEREE LETTER OF REPRESENTATION

Range Resources Corporation
c/o ______________________________
__________________________________
__________________________________

Dear Sirs:

         This Certificate is delivered to request a transfer of $_______________ principal amount of the 8.125% Subordinated Convertible Notes due 2005 (the "Notes") of Range Resources Corporation (the "Company").

         Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

          Name:___________________________________________________________

          Address:_________________________________________________________

          Taxpayer ID Number:______________________________________________

          The undersigned represents and warrant to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer, as defined in Rule 144A under the Securities Act, (a "QIB") in a transaction complying with the requirements of Rule 144A, (b) in an offshore transaction in accordance with Regulation S under

                                  Exhibit B-1
the Securities Act, (c) pursuant to a registration statement which has been declared effective under the Securities Act, (d) to the Company, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company, Trustee and Registrar reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (b) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company, Trustee and Registrar.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                             [Name]

                             By:______________________________________

                             Title:___________________________________













                                  Exhibit B-2